Filed Pursuant to Rule 424(b)(3)
Registration No. 333-127199

Great American Family Parks, Inc.

28,852,663 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of 28,852,663 shares of our common stock, including 14,300,000 shares issuable upon the exercise of warrants. We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

Our common stock is listed on the Pink Sheets under the symbol "GFAM." The last reported sales price per share of our common stock as reported by the Pink Sheets on December 21, 2005 was $0.42.

The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus at a fixed price of $0.30 per share until the shares are quoted on the OTC Bulletin Board or thereafter at prevailing market prices or privately negotiated prices.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

The total number of shares sold herewith includes the following shares owned by or to be issued to the selling stockholders:

•	12,844,000 shares of common stock issued to investors who participated to our June 2005 and September 2004 private placements;
•	12,844,000 shares of common stock underlying warrants issued to investors who participated in our June 2005 and September 2004 private placements;
•
1,456,000 warrants issued to First Montauk Securities Corp., the placement agent for our June 2005 and September 2004 private placements, and employees of First Montauk, as compensation for placement agent services;

•
1,666,663 shares of common stock issued to certain of the selling stockholders pursuant to a Share Exchange Agreement between Great Western Parks LLC and Royal Pacific Resources, Inc. in December 2003. The Share Exchange Agreement resulted in Great Western Parks acquiring control of Royal Pacific Resources and changing the name to Great American Family Parks, Inc.

•	42,000 shares of our common stock issued to Mark Wachs & Associates pursuant to a public relations consulting agreement;

With the exception of First Montauk, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

  SEE "RISK FACTORS" BEGINNING ON PAGE 7.

The date of this prospectus is February 3, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3

RISK FACTORS	7

USE OF PROCEEDS	12

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	12

DESCRIPTION OF BUSINESS	18

MANAGEMENT	23

EXECUTIVE COMPENSATION	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26

DESCRIPTION OF SECURITIES	27

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27

SELLING STOCKHOLDERS	27

PLAN OF DISTRIBUTION	39

LEGAL MATTERS	42

EXPERTS	42

AVAILABLE INFORMATION	43

FINANCIAL STATEMENT INDEX	44

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS	101

  PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

  GREAT AMERICAN FAMILY PARKS, INC.

Great American Family Parks is in the business of acquiring, developing and operating regional theme parks. We plan to build a family of parks primarily through acquisitions of small regional privately owned parks. Our goal is to develop a series of compatible, but distinct entertainment and amusement products including themed amusement parks, associated products, food and beverage, and multimedia offerings. The implementation of this strategy has begun with themed amusement parks and attractions. Our business plan is to acquire existing properties. The intent is to target properties located in and around “middle markets” listed among the 75 to 125 largest Standard Metropolitan Areas in the United States - a “niche market” of medium-sized urban areas.

Great American Family Parks currently owns and operates two facilities: Wild Animal Safari, Inc. in Pine Mountain, Georgia and the retail facilities surrounding The Idaho Center, a regional entertainment complex in the Boise, Idaho area.

Our principal executive offices are located at 208 South Academy Avenue, Suite 130, Eagle, Idaho 83616 and our telephone number is (208) 342-8888. We are incorporated in the State of Nevada.
The Offering

Common stock offered by selling stockholders
28,852,663 shares, including 14,300,000 shares issuable upon the exercise of common stock purchase warrants, assuming full exercise of the warrants. This number represents 24.18% of the total number of shares to be outstanding following this offering assuming the exercise of all securities being registered.

Common stock to be outstanding after the offering	59,346,537 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes.

Pink Sheets Symbol	GFAM

Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, fluctuations in currency exchange rates or interest rates, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

The above information regarding common stock to be outstanding after the offering is based on 45,046,537 shares of common stock outstanding as of November 28, 2005 and assumes the subsequent issuance of common stock to the selling stockholders and exercise of warrants by our selling stockholders.

RECENT DEVELOPMENTS

June 2005 Private Placement

On June 24, 2005, we completed a private placement pursuant to which we sold and issued 11,128,000 shares of common stock and common stock purchase warrants to purchase 11,128,000 shares of our common stock to certain purchasers who are a party to the Subscription Agreement for an aggregate purchase price of $3,338,400. The proceeds were used to complete our acquisition of the assets of Ron Snider & Associates, Inc. doing business as Wild Animal Safari or Pine Mountain Wild Animal Park, as described below.

The warrants are exercisable from June 24, 2005 until June 23, 2010 for up to 11,128,000 shares of common stock at an exercise price of $.35 per share, subject to certain adjustments and protections.

First Montauk Securities Corp. acted as selling agent in connection with the offering. We issued a total of 1,112,800 warrants on June 24, 2005 to the First Montauk Securities Corp. and affiliated individuals and First Montauk Securities Corp. received gross fees of $433,992, as consideration for services performed in connection with the private placement. First Montauk is an "underwriter" within the meaning of the Securities Act of 1933.

The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

Acquisition of the Assets of Ron Snider & Associates, doing business as Wild Animal Safari or Pine Mountain Wild Animal Park

On June 13, 2005, we completed our acquisition of Pine Mountain Wild Animal Park located in Pine Mountain, Georgia. The purchase was for the assets of Ron Snider & Associates, Inc., which operated under the name of Pine Mountain Wild Animal Park, and was also generally known as Wild Animal Safari. At closing, we paid $350,000 in cash and a promissory note for $350,000. We also entered into a Real Estate Purchase agreement for the underlying land and all buildings, improvements and fixtures of the park for $4,000,000.

September 2004 Private Placement

On September 28, 2004, we completed a private placement pursuant to which we sold and issued 1,716,000 shares of common stock and common stock purchase warrants to purchase 1,716,000 shares of our common stock to certain purchasers who are a party to the Unit Purchase Agreement for an aggregate purchase price of $429,000.

The warrants are exercisable from September 28, 2004 until September 27, 2009 for up to 1,716,000 shares of common stock at an exercise price of $.30 per share, subject to certain adjustments and protections.

First Montauk Securities Corp. acted as selling agent in connection with the offering. We issued a total of 343,200 warrants to the First Montauk Securities Corp. and affiliated individuals and First Montauk Securities Corp. received gross fees of $55,770 as consideration for services performed in connection with the issuance of the common shares and warrants to the purchasers pursuant to the Unit Purchase Agreement. First Montauk Securities Corp. has no obligation to buy any common shares from us. In addition, we have agreed to indemnify First Montauk Securities Corp. and other persons against specific liabilities under the Securities Act of 1933, as amended. First Montauk is an "underwriter" within the meaning of the Securities Act of 1933.

The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

Share Exchange Agreement between Great Western Parks LLC and Royal Pacific Resources, Inc.

On December 19, 2003, Royal Pacific Resources, Inc. acquired the assets of Great Western Parks, LLC, including the Crossroads Convenience Center, pursuant to a Share Exchange Agreement that resulted in our current management assuming control and changing the corporate name to Great American Family Parks, Inc.

SUMMARY SELECTED FINANCIAL DATA AND PROFORMA FINANCIAL DATA

(In thousands of U.S. dollars, except share and per share data)

The summary financial data set forth below has been derived from our audited and unaudited financial statements included in this prospectus.

The following three pages contain selected financial information related to (a) the parent corporation Great American Family Parks, Inc. and (b) Ron Snider & Associates, Inc. dba Wild Animal Safari and Pine Mountain Wild Animal Park (we acquired the assets of Ron Snider & Associates, Inc. on June 13, 2005, and these assets are now part of our Wild Animal Safari, Inc. subsidiary). For a more detailed discussion of the businesses and the acquisitions you should refer to the overview section in Management's Discussion and Analysis.

The summary historical financial data of our parent corporation and subsidiary for each of the years ended 2004 and 2003 and as of March 31, 2005 and 2004 has been derived from their audited and unaudited financial statements.

The summary pro forma combined condensed statement of operations and balance sheet information has been derived from the unaudited pro forma combined condensed statement of operations included elsewhere in this prospectus. The pro forma adjustments are based upon estimates and certain assumptions that management believes are reasonable in the circumstances. The summary pro forma financial data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the acquisition of the assets of Ron Snider & Associates actually been consummated on January 1, 2005 and do not purport to indicate results of operations as of any future date or for any future period.

The following data should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Statement Of Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of our parent company and our subsidiary included elsewhere in this prospectus.

Because the following is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements from which this information was derived and their explanatory notes and Management's Discussion and Analysis, before making an investment decision.

I. Great American Family Parks, Inc.
	Year ended December 31,		Nine months ended September 30,
	2004	2003	2005	2004
Statement of Operations Data:
Revenues	$4,610,452	$3,993,515	$5,269,012	3,366,478
Gross Profit	589,205	602,543	1,017,287	518,464
Net Profit (Loss)	(280,406)	(4,984)	(490,247)	(93,380)

	Year ended December 31,		Nine months ended September 30,
	2004		2005
Balance Sheet Data:
Working Capital	(118,546)		(334,577)
Long Term Liabilities	773,609		2,733,077
Total Current Liabilities	247,285		714,988
Total Shareholder's Equity	291,859		2,758,714

II. Ron Snider & Associates, Inc. d/b/a Wild Animal Safari and Pine Mountain Wild Animal Park
	Year ended December 31,		Three months ended March 31,
	2004	2003	2005	2004
Statement of Operations Data:
Revenues	$1,870,825	$1,576,338	$264,146	236,394
Gross Profit	1,636,858	1,460,969	245,481	224,414
Net Profit (Loss)	754,020	680,894	60,021	78,321

	Year ended December 31,		Three months ended March 31,
	2004		2005
Balance Sheet Data:
Working Capital	548,440		1,095,022
Long Term Liabilities	0		500,166
Total Current Liabilities	551,874		14,278
Total Shareholder's Equity	948,529		743,768

RISK FACTORS

If you purchase shares of our common stock, you will take on a financial risk. In deciding whether to invest, you should consider carefully the following risk factors, the information contained in this prospectus and the other information to which we have referred you. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Factors Relating to Our Business:

We May Never Become Profitable Nor Continue As A Going Concern Because We Have Had Losses Since Our Inception.

As indicated in the audit opinions contained in our financial statements that are part of this prospectus, we may never become profitable nor continue as a going concern because we have incurred losses and experienced negative operating cash flow since our formation. For the nine months ended September 30, 2005 and 2004, we had a net loss of $(490,247) and net loss of $(94,050), respectively. For our fiscal years ended December 31, 2004 and 2003, we had a net loss of $(280,406) and $(4,984), respectively. We expect to continue to incur significant expenses. Our operating expenses have outpaced and may continue to outpace revenues, which could result in significant losses in the near term. We may never be able to reduce these losses, which would require us to seek additional debt or equity financing. If such financing is obtained our existing shareholders may experience significant additional dilution.

We intend to continue the development of our business interests. However, we have insufficient working capital necessary to be successful in this effort, which raises substantial doubt about our ability to continue as a going concern. We have a negative current working capital which indicates an inability to operate for the coming year. However, our major source of income is from cash sales, which will provide sufficient cash flow to service our current debt. We will need additional funding to acquire the new assets contemplated in the future. During the second quarter of 2005 we received additional funding through a private placement of our common stock. We will seek additional equity and debt financing in order to be in a position to take advantage of opportunities for the purchase of additional theme parks. We will be able to operate our divisions for the coming year from the proceeds of cash sales even if the funding necessary to complete additional proposed acquisitions fails.

We Have Limited Operating History Which Is Based Solely Upon Our Retail Facility; We Have Only Recently Begun to Operate a Theme Park Which is Our Intended Business Plan.

We have a limited operating history based solely upon our retail facility, and our financial health will be subject to all the risks inherent in the establishment of a new business enterprise. We have been officially operating under our current business plan of acquiring theme parks since 2003, when we reached a preliminary agreement to purchase Wild Animal Safari. Subsequently in 2003, our current management gained control of Royal Pacific Resources and changed its name to Great American Family Parks. The likelihood of our success must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup and growth of a new business, and the competitive environment in which we will operate. Our success is dependent upon the successful financing and development of our business plan. No assurance of success is offered. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. Even though the principal executives of our GFAM Management Corporation subsidiary and our Wild Animal Safari, Inc. subsidiary each have approximately 35 years of experience in the theme park industry, we can give no assurance we can or will ever operate profitably.

Our Historical Financial Statements do not Reflect Our Entire Business.

Our financial statements for the year ended December 31, 2004 do not reflect our recent acquisition of the assets of Pine Mountain Wild Animal Park. Rather, our financial statements for the year ended December 31, 2004 reflect Great American Family Parks, Inc. as a parent corporation with its sole subsidiary Crossroads Convenience Center LLC. As a result, these financial statements reflect our ability to own and manage the retail sales and operations included in most entertainment facilities, but not the added intricacies of a themed entertainment attraction, which include the care and management of a large number of exotic and unusual animals, a large amount of acreage to maintain, and an increased number of employees and customers. As a result, our financial statements do not reflect our overall financial condition or ability to successfully operate our business. Investors may therefore not have adequate information regarding our ability to generate revenue or income from our theme park business. Investors should not rely upon our current financial statements currently available to project our future financial performance.

We May Not Identify or Complete Acquisitions in a Timely, Cost-Effective Manner, If At All.

Our business plan is predicated upon the acquisition of additional local or regional theme parks and attractions. However, there can be no assurance that we will be successful in acquiring and operating additional local or regional theme parks and attractions. Competition for acquisition opportunities in the theme park industry is intense as there is a limited number of parks within the United States and Canada that could reasonably qualify as acquisition targets for us. Our acquisition strategy is dependent upon, among other things, our ability to: identify acquisition opportunities; obtain debt and equity financing; and obtain necessary regulatory approvals. Our ability to pursue our acquisition strategy may be hindered if we are not able to successfully identify acquisition targets or obtain the necessary financing or regulatory approvals, including but not limited to those arising under federal and state antitrust and environmental laws.

We May Be Unable To Effectively Manage Our Growth or Implement Our Expansion Strategy.

Our acquisition strategy is subject to related risks, including pressure on our management and on our internal systems and controls. Our planned growth will require us to invest in new, and improve our existing, operational, technological and financial systems and to expand, train and retain our employee base. Our failure to effectively manage our growth could have a material adverse effect on our future financial condition.

Significant Amounts of Additional Financing May Be Necessary For the Implementation of Our Business Plan.

Great American Family Parks may require additional debt and equity financing to pursue its acquisition strategy. Given its limited operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing. Lack of additional funding could force us to curtail substantially our expansion plans. Furthermore, the issuance by us of any additional securities and the exercise of Warrants which might arise under any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

A Downturn In Economic Conditions Could Adversely Affect Our Business.

The theme park industry typically relies upon the expenditure of consumer discretionary income. A significant downturn in the United States or global economy or any other uncertainties regarding future economic prospects could affect consumer-spending habits, which would have a material adverse impact on our operations and financial results. Some of the factors that may have an adverse impact on our theme park operations include an increase in the price of fuel, an increase in the price of admission to our theme park, an increase security costs, and a decrease in the distance families are willing to travel for entertainment.

A Variety of Factors Beyond Our Control Could Adversely Impact Attendance at Our Venues and Thus Our Operating Results.

The success of our Wild Animal Safari theme park and Crossroads Convenience Center complex is dependent upon attracting large numbers of visitors on a continual basis. A variety of actual or projected events could reduce the number of visitors at our venues and harm our operating results, including but not limited to the following:

▪	Inclement weather and forecasts thereof;
▪	Natural disasters and forecasts thereof;
▪	Human or animal borne disease and threats thereof;
▪	Terrorist attacks and threats thereof;
▪	Accidents occurring or almost occurring at our venues or at competing venues;
▪	Actual or attempted security breaches at our venues or at competing venues;
▪	An economic downturn and projections thereof;
▪	Fuel price increases and projections thereof;
▪	Airline ticket price increases and forecasts thereof;
▪	Disruptions in air travel and threats thereof;
▪	Competition from numerous theme park and entertainment alternatives.

The Theme Park Industry is Highly Competitive and We May Be Unable to Compete Effectively.

The theme park industry is highly competitive, highly fragmented, rapidly evolving, and subject to technological change and intense marketing by providers with similar products. One of our competitors, Callaway Gardens, is located within five miles of our Wild Animal Safari Park. Many of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we have. In the event that such a competitor expends significant sales and marketing resources in one or several markets we may not be able to compete successfully in such markets. Great American Family Parks believes that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect our gross margins if we are not able to reduce costs commensurate with such price reductions. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar products offered or proposed to be offered by us. If our competitors were to provide better and more cost effective products, our business could be materially and adversely affected.

We Face Strong Competition From Numerous Entertainment Alternatives.

In addition to competing with other themed and amusement parks, our venues compete with other types of recreational venues and entertainment alternatives, including but not limited to movies, sports attractions, vacation travel and video games. There can be no assurance that we will successfully differentiate ourselves from these entertainment alternatives or that consumers will consider our entertainment offerings to be more appealing than those of our competitors. The development of technology-based entertainment has provided families with a wider selection of entertainment alternatives close to or in their homes, including home entertainment units, online gaming, and video game parlors. In addition, traditional theme parks have been able to reduce the cost and increase the variety of their attractions by implementing technologies that cannot be readily incorporated by a wild animal park such as Wild Animal Safari.

Our Insurance Coverage May Not Be Adequate To Cover All Possible Losses That We Could Suffer, and Our Insurance Costs May Increase.

Companies engaged in the theme park business may be sued for substantial damages in the event of an actual or alleged accident. An accident occurring at our parks or at competing parks may reduce attendance, increase insurance premiums, and negatively impact our operating results. Wild Animal Safari contains a drive-through, safari style animal park, and there are inherent risks associated with allowing the public to interact with animals. Although we carry liability insurance to cover this risk, there can be no assurance that our coverage will be adequate to cover liabilities, or that we will be able to afford or obtain adequate coverage should a catastrophic incident occur.

Great American Family Parks currently has $6,000,000 of liability insurance through its Wild Animal Safari, Inc. subsidiary. In addition, Great American Family Parks also has liability insurance for its Crossroads Convenience Center LLC totaling $2,105,000. We will continue to use reasonable commercial efforts to maintain policies of liability, fire and casualty insurance sufficient to provide reasonable coverage for risks arising from accidents, fire, weather, other acts of God, and other potential casualties. There can be no assurance that we will be able to obtain adequate levels of insurance to protect against suits and judgments in connection with accidents or other disasters that may occur in our theme parks.

Our Ownership of Real Property Subjects Us to Environmental Regulation, Which Creates Uncertainty Regarding Future Environmental Expenditures and Liabilities.

We may be required to incur costs to comply with environmental requirements, such as those relating to discharges to air, water and land; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements we may be required to investigate and clean up hazardous or toxic substances or chemical releases at one of our properties. As an owner or operator, we could also be held responsible to a governmental entity or third party for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination. Environmental laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use our property. We are not currently aware of any material environmental risks regarding our properties. However, we may be required to incur costs to remediate potential environmental hazards or to mitigate environmental risks in the future.

The Suspension or Termination of Any of our Business Licenses May Have A Negative Impact On Our Business

We maintain a variety of standard business licenses issued by federal, state and city government agencies that are renewable on a periodic basis. We cannot guarantee that we will be successful in renewing all of our licenses on a periodic basis. The suspension, termination or expiration of one or more of these licenses could have a significant adverse affect on our revenues and profits. In addition, any changes to the licensing requirements for any of our licenses could affect our ability to maintain the licenses.

We Are Dependent Upon the Services of Our CEO and other Key Personnel and Consultants.

Great American Family Parks’ success is heavily dependent on the continued active participation of our current executive officers listed under “Management.” Loss of the services of one or more of these officers could have a material adverse effect upon our business, financial condition or results of operations. In particular, we place substantial reliance upon the efforts and abilities of Dr. Larry Eastland, our chief executive officer. The loss of Dr. Eastland's services could have a serious adverse effect on our business, operations, revenues or prospects. We currently maintain key man insurance on Dr. Eastland’s life, with a death benefit payout of $1,000,000 to Great American Family Parks as beneficiary of the policy.
Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the theme park industry is intense, and the loss of any such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on the Company. The inability of the Company to attract and retain the necessary personnel and consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.
The Transfer of Certain of Our Shares May Not Have Been In Compliance with Certain State and Federal Securities Laws and May Have an Adverse Impact on our Company

The transfer of certain of our shares of our common stock may not have been in compliance with certain state and federal securities laws and any damages that we may have to pay as a result of such transfer could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

In October 2005, 100,000 shares of our common stock were transferred to a consultant. Prior to the transfer, the restrictive legend required by the 1933 Securities Act was inappropriately removed from the certificate. As a result, the shares were inappropriately deemed to be free trading even though the shares should have continued to be restricted pursuant to Rule 144 of the 1933 Securities Act. As a result, any subsequent sale of the shares may have violated Rule 144.

We are currently unable to determine the amount of damages, if any, that we may incur as a result of this issuance, which include, but are not limited to, damages that may result from the following:

•	subsequent third party purchaser(s) of the shares; and/or
•
other existing shareholders of our Company that may make a claim, on a derivative basis, that the resale of these shares may created downward price pressure, and, as a result, had a dilutive effect of the value of their shareholdings.

The payment of damages could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

Risk Factors Relating to Our Common Stock:

The Market Price Of Our Common Stock May Decline Because There Are Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price.

The market price of our common stock may decline because there are a large number of warrants that may be available for future sale, and the sale of these shares may depress the market price. As of October 7, 2005, we had approximately 44,854,537 shares of common stock issued and outstanding and outstanding warrants to purchase up to 14,300,000 shares of common stock. The warrants represent approximately 31.8% of our common stock issued and outstanding. All of the shares included in this prospectus may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

Our Common Stock is Subject to the “Penny Stock” Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions In Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

* that a broker or dealer approve a person's account for transactions in penny stocks; and
* the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

* obtain financial information and investment experience objectives of the person; and
* make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

* sets forth the basis on which the broker or dealer made the suitability determination; and
* that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We Do Not Expect to Pay Dividends for Some Time, if At All.

No cash dividends have been paid on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors.
The Public Market for Our Common Stock is Volatile and Limited.

Our common stock is currently quoted on the Pink Sheets under the ticker symbol GFAM. The Pink Sheets is not an exchange. Trading of securities on the Pink Sheets is often more sporadic than the trading of securities listed on an exchange. Investors may have difficulty reselling their shares at or above the initial offering price. As of October 7, 2005, there were approximately 44,854,537 shares of Common Stock outstanding, of which approximately 1,645,867 were tradable without restriction under the Securities Act. There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory action, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

Future Capital Needs Could Result in Dilution to Investors; Additional Financing Could be Unavailable or Have Unfavorable Terms.

Our future capital requirements will depend on many factors, including cash flow from operations, progress in our present operations, competing market developments, and our ability to market our products successfully. It may be necessary to raise additional funds through equity or debt financings. Any equity financings could result in dilution to our then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to us. If adequate funds are not obtained, we may be required to reduce or curtail operations. We anticipate that our existing capital resources, together with the net proceeds of this Offering, will be adequate to satisfy our operating expenses and capital requirements for at least 6 months after the date of this Memorandum. However, such estimates may prove to be inaccurate.

  USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholder. All of the net proceeds from the sale of our common stock will go to the selling stockholder. If all warrants held by the selling stockholders are exercised, we will receive $3,894,800 in proceeds.

We anticipate that any proceeds from the exercise of warrants by the selling stockholders will be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, acquisitions and the repayment or refinancing of our indebtedness. Pending the application of any proceeds from the exercise of warrants, if any, by the selling stockholders, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the Pink Sheets under the symbol "GFAM". The table below sets forth, for the periods indicated, the high and low closing prices per share of the common stock as reported on the Pink Sheets. These quotations reflect prices between dealers, do not include retail mark-ups, markdowns, and commissions and may not necessarily represent actual transactions. The prices are adjusted to reflect all stock splits.

	High	Low
2006
First Quarter*	$0.40	$0.40

2005
Fourth Quarter	$1.07	$0.38
Third Quarter	$1.35	$0.85
Second Quarter	$1.23	$0.45
First Quarter	$1.60	$1.01

2004
Fourth Quarter	$1.65	$1.25
Third Quarter	$1.65	$1.01
Second Quarter	$1.15	$0.60
First Quarter	$3.06	$1.02

*As of January 9, 2006..

As of November 28, 2005, there were 45,046,537 shares of common stock outstanding.

As of November 28, 2005, there were approximately 3,232 stockholders of record of our common stock. This does not reflect those shares held beneficially or those shares held in "street" name. Royal Pacific Resources, Inc., which is the predecessor of Great American Family Parks, Inc., had in excess of 3,000 shareholders when it acquired the assets of Great Western Parks LLC in December of 2003 pursuant to a Share Exchange Agreement that resulted in our current management gaining control of Royal Pacific Resources and changing the name to Great American Family Parks, Inc.

As of November 28, 2005, there were approximately 14,300,000 warrants to purchase our common stock outstanding.

Pursuant to this registration statement, we have agreed to register for sale by our security holders approximately 14,802,663 shares of our common stock and 14,300,000 warrants underlying our common stock.

We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate" and "continue", or similar words. You should read statements that contain these words carefully because they:

o  discuss our future expectations;

o  contain projections of our future results of operations or of our financial condition; and

o  state other "forward-looking" information.
We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

Great American Family Parks is in the business of acquiring, developing and operating local and regional theme parks and attractions. We plan to build a family of parks primarily through acquisitions of small local or regional privately owned parks. Our goal is to develop a series of compatible, but distinct entertainment and amusement products including themed amusement parks, associated products, food and beverage, and multimedia offerings. The implementation of this strategy has begun with themed amusement parks and attractions. Our business plan is to acquire existing properties with three criteria in mind:

•	Properties that have an operating history and are profitable;

•	Properties where our management team believes the potential exists to increase profits and operating efficiencies; and

•	Properties where there is additional, underutilized land upon which to expand operations.

Additionally, it is our belief that we can best achieve growth by acquiring parks in stages. The first stage would entail acquiring parks with under $10 million in revenues moving up to larger parks until we have achieved $100 million in revenues. Upon completion of this initial stage of acquisitions, we intend to reassess our position in the industry and determine the next set of goals. Our acquisition strategy will ensure that each acquisition can be readily integrated into our family of parks. Having observed theme park companies that have grown by using what we consider to be a risky strategy, we intend to base our growth upon the existing assets and operating history of the acquisitions, rather than upon projected results.

It also is our belief that acquisitions should not unnecessarily encumber the Company with debt that cannot be justified by current operations. By using a combination of equity, debt and other non-traditional financing options, we intend to carefully monitor shareholder value in conjunction with our pursuit of growth.

Our intent is to target properties located in and around “middle markets” listed among the 75 to 125 largest Standard Metropolitan Areas in the United States - a “niche market” of medium-sized urban areas. However, opportunities may arise which cause us to deviate from this strategy, as was the case with our acquisition of the Pine Mountain Wild Animal Park, which is located in the Atlanta Standard Metropolitan Area, one of the largest Standard Metropolitan Area’s in the United States.

Great American Family Parks, Inc. is the parent corporation of the following wholly-owned subsidiaries:

(1) GFAM Management Corporation, an Idaho corporation. GFAM Management Corporation will be responsible for overall management of our Wild Animal Safari theme park and any additional theme parks we may acquire. GFAM Management Corporation does not generate any revenues at present;

(2) Wild Animal Safari, Inc., a Georgia corporation that operates and owns the Wild Animal Safari theme park in Pine Mountain, Georgia.

(3) Crossroads Convenience Center LLC., an Idaho limited liability company that operates a fuel station and retail facility located next to The Idaho Center, a regional entertainment complex in the Boise, Idaho metropolitan area.

Crossroads Convenience Center LLC’s revenues are derived from the sale of four primary groups of products: fuel; fast food; home and automobile accessories and souvenirs; miscellaneous items. Wild Animal Safari Inc.’s revenues are primarily derived from sales of the following items at the Wild Animal Safari Park: (1) admission fees (2) food and beverage and related items; and, (3) gift store and specialty items.

Company History

We were originally incorporated on July 30, 1954 as Painted Desert Uranium & Oil Co., Inc. in Washington State. On October 1, 2002, Painted Desert Uranium & Oil Co., Inc. changed its name to Royal Pacific Resources, Inc. and its corporate domicile to the State of Nevada.

On December 19, 2003, Royal Pacific Resources, Inc. acquired the assets of Great Western Parks, LLC, including the Crossroads Convenience Center, pursuant to a Share Exchange Agreement that resulted in our current management assuming control and changing the corporate name to Great American Family Parks, Inc. The acquisition was accounted for as a reverse acquisition in which Great Western Parks was considered to be the acquirer of Royal Pacific Resources for reporting purposes. Our common stock outstanding increased from 2,533,000 to 29,600,000 as a result of the acquisition.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

Revenues

Revenues increased $1,902,534 to $5,269,012 for the nine months ended September 30, 2005, as compared to revenues of $3,366,478 for the nine months ended September 30, 2004. The increase in revenues was due to (i) an increase in customers at our Crossroads Convenience Center retail complex; and (ii) our acquisition of the Wild Animal Safari theme park on June 13, 2005 and an increase in customers and purchases per customer at the Wild Animal Safari theme park since we acquired the theme park.

The increase in customers at the Crossroads Convenience Center retail complex is attributable to significant new development of commercial, business and residential properties within a one mile radius, including the following sites:

•	the largest regional auto mall in Idaho;

•	a new 7,500 student Boise State University extension campus;

•	a significant increase in the number of events held at the Idaho Center entertainment complex;

•	six new multi-story office buildings;

•	a regional hospital complex;

•	a hotel;

•	a Walmart and Sam’s Club facility; and

•	renovation of the I-84 off-ramp and surrounding roads leading directly to the Crossroads Convenience Center.

Crossroads’ revenues have grown each year since inception due to commercial and residential development in the surrounding area. We expect these trends to continue. However, higher fuel prices are expected to reduce the percentage of revenues derived from fuel sales, which could lead to a decrease in short-term profits.

Crossroads typically experiences seasonal fluctuations in revenue, with the primary revenue generating period occurring between late Spring and late Fall. Because Idaho is a four-season climate, revenues typically are highest in late Spring to early Fall. The colder months are characterized by a decline in travel by automobile. As a result, both fuel and in-store sales are typically at their lowest from December through February.

Wild Animal Safari is open year-round, resulting in significant seasonal swings in revenues. The two primary visitor periods are during Spring Vacation for families with school age children (late March to early April), and during the Summer vacation recess (usually early June to the middle of August.) A spike in visitors also occurs during the first weeks of school in the Fall and the last few weeks of school in May due to a considerable number of school-sponsored groups.

During the nine months ended September 30, 2005, our Wild Animal Safari theme park experienced an increase in visitors as compared to the same period a year ago. The increase in visitors to the Wild Animal Safari theme park is attributable to the following:

•	The theme park’s popularity has increased in recent years n due to customer satisfaction, which is passed on to friends and neighbors.

•
The number of school sponsored groups visiting the Wild Animal Safari theme park has increased. This increase is due in part to the theme park’s admission price, which is lower than competing entertainment venues.

•	The park launched a marketing campaign that included an insert in t local and regional newspapers.

The following revenue enhancing measures implemented at the Wild Animal Safari theme park have resulted in an increase in revenues per customer of more than $2.00 since Great American Family Parks acquired the theme park in mid-June 2005:

•	Expanding of the size and number of items sold at the gift shop;

•	Improving the quality of the merchandise sold at the gift shop. including authentic, replica and educational animal items;

•	Upgrading the quality of the food concessions;

•	Adding Noble Roman’s and Tuscano’s Subs food franchises in order to expand the variety of food offerings;

•	Doubling the seating capacity in the restaurant; and

•	Increasing ticket prices at the Wild Animal Safari theme park.

Cost of revenues increased $1,403,711 to $4,251,725 for the nine months ended September 30, 2005, as compared to cost of revenues of $2,848,014 for the nine months ended September 30, 2004. The increase in cost of revenues was due to the increase in the price of fuel. We expect fuel prices to have an ongoing effect on our cost of revenues.

Gross margins increased $498,823 to $1,017,287 for the nine months ended September 30, 2005, as compared to $518,464 for the nine months ended September 30, 2004. This increase is due to an increase of in-store purchases such as food and beverage items, souvenirs and accessories, which carry higher profit margins than fuel purchases, at the Crossroads Convenience Center. The rise in in-store purchases during this period is attributable to a greater number of events held at the adjoining Idaho Center entertainment venue during the nine month period ended September 30, 2005.

We continue to monitor fuel prices, which impact our revenues, cost of revenues and gross margins. However, the potential impact of fuel prices is difficult to ascertain due to the ongoing volatility of fuel prices.

Fuel prices may impact the discretionary spending of customers at our Crossroads Convenience Center retail complex and at our Wild Animal Safari theme park, including the aggregate dollar amount of purchases and the allocation purchases. Fuel prices may also impact the number of visitors to our Wild Animal Safari theme park. The impact of rising fuel prices on the discretionary spending by potential customers at our Wild Animal Safari theme park will not be known until the next prime season begins in March 2006.

Expenses

General, administrative and selling expenses increased $795,461 to $1,333,168 for the nine months ended September 30, 2005, as compared to $537,707 for the nine months ended September 30, 2004. The increase in general, administrative and selling expenses was due to the cost of due diligence, financing and other costs incurred in pursuit of the acquisition of the Pine Mountain Wild Animal Park. These expenses included: obtaining audited financial statements for the past three years, an appraisal of the real estate and real assets, and an estimate of the value of the animals. Additionally, there were certain expenditures that had to be made in anticipation of the purchase of the park. We expect to continue to incur costs in connection with our pursuit of additional acquisitions of theme parks, which is our intended business plan.

If attendance at the park continues to increase, we anticipate significant additional expenditures will be required in the areas of: road improvement, animal management, food service and gift shop expansion. In addition, many of the animal enclosures in the park will require renovation in order to improve their accessibility and appeal to visitors.

We also expect to incur costs in connection with a planned expansion of food service offerings at our Crossroads Convenience Center, which would require expenditures for equipment, food and training.

In addition, we entered into four Employment Agreements with members of our management in February 2005 which stipulate that no salaries would be paid until the acquisition of our first theme park. We completed the acquisition of our first theme park on June 13, 2005. As a result, the Employment Agreements will be reflected as operating expenses as of the third quarter.

Depreciation and Amortization

Our depreciation and amortization expense increased $40,117 to $114,924 for the nine months ended September 30, 2005, as compared to $74,807 for the nine months ended September 30, 2004.

Net Loss

We posted a net loss of $(490,247) for the nine months ended September 30, 2005, an increase of $(396,197) as compared to a net loss of $(94,050) for the nine months ended September 30, 2004. The net loss is attributable to expenses related to our acquisition strategy. We expect to continue to incur costs in connection with our pursuit of additional acquisitions of theme parks, which is our intended business plan. We also intend to obtain additional financing for the purchase and operation of parks and general overhead. It is our belief that our current investigations will produce at least one acquisition of another theme park, and that there are financing relationships in place that will support this purchase although we cannot make any assurances that this will happen because of the vagaries of the marketplace for parks and the absence of funding commitments at this time upon which we can rely.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

Results of Operations

Revenues

Revenues increased $616,937 to $4,610,452 for the year ended December 31, 2004, as compared to revenues of $3,993,515 for the year ended December 31, 2003. The increase in revenues was due to additional purchasers of the products sold at our Crossroads Convenience Center complex. The increase in purchasers is due primarily to the development of the following facilities located within one mile of Crossroads Convenience Center complex: the largest regional auto mall in Idaho; the 7,500 student Boise State University campus; the doubling of offerings at The Idaho Center entertainment complex; three multi-story office buildings; a regional hospital complex; a hotel; renovation of the I-84 off-ramp and surrounding roads leading to the Crossroads Convenience Center. The Company considers the renovation of the I-84 off-ramp and surrounding roads leading to the Crossroads Convenience Center to have had a significant impact on the Company’s revenues for the year ended December 31, 2003. These roadways were rendered inaccessible due to construction, thereby reducing the number of customers at the Crossroads Convenience Center complex. By its nature, a “convenience center” must be “convenient” to the customer. However, it was highly inconvenient during much of 2003.

Cost of revenues increased $630,275 to $4,021,247 for the year ended December 31, 2004, as compared to cost of revenues of $3,390,972 for the year ended December 31, 2003. The increase in cost of revenues was due to the increase in the cost of fuel. This remains a challenging factor with inherent uncertainties as to the ultimate impact on profits. To date, the evidence does not exist to support whether customers will increase their total per visit purchase amounts or simply reallocate the dollars they spend per visit. If they reallocate their dollars spent, this will most likely be to increase their fuel purchase amount and decrease their in-store purchases. Since in-store purchases have a higher profit margin than fuel profits, this could mean an increase in total revenues accompanied by a decrease in profits. Because neither consumer spending habits nor fuel prices have stabilized to the point where knowledgeable estimates can be made on future sales based on past performance, this remains a variable which we will monitor carefully in the months to come.

Gross margins decreased $13,338 to $589,205 for the year ended December 31, 2004, as compared to $602,543 for the year ended December 31, 2003.

Expenses

General, administrative and selling expenses increased $268,198 to $718,066 for the year ended December 31, 2004, as compared to $449,868 for the year ended December 31, 2003. The increase in general, administrative and selling expenses was due to the cost of our acquisition of the Pine Mountain Wild Animal Park and associated financing activities which were on-going during 2004 even though the actual purchase of Safari did not occur until the second quarter of 2005. Expenses for due diligence, legal fees, our audits for the preceding two years of the park, a park appraisal, and an animal appraisal all were required as part of our responsibility to our Board in making the decision to proceed. Additionally, we pursued investigation of other opportunities, which were ultimately rejected in favor of the Wild Animal Safari theme park acquisition.

Depreciation and Amortization

Our depreciation and amortization expense decreased $1,437 to $101,053 for the year ended December 31, 2004, as compared to $102,490 for the year ended December 31, 2003.

Net Loss

We posted a net loss of $280,406 for the year ended December 31, 2004, an increase of $275,422 as compared to a net loss of $4,984 for the year ended December 31, 2003. The net loss is attributable to expenses related to our acquisition strategy as noted above. It was essential for us in 2004 to take to our potential funding sources a first acquisition that could be justified as a safe entry into the market. Therefore, although several parks were contemplated for acquisition, with associated costs of due diligence on each one, the Safari park was chosen. We expect to continue to incur costs in connection with our pursuit of additional acquisitions of theme parks, which is our intended business plan.

Liquidity and Capital Resources

Our total current assets at September 30, 2005 were $380,411, including $232,433 in cash as compared with $356,236 in total current assets at September 30, 2004, which included cash of $151,429. Additionally, we had shareholder equity in the amount of $2,758,714 at September 30, 2005 as compared to shareholder equity of $772,721 at September 30, 2004.  This increase was a result of the Company’s sales of common stock and the purchase of the assets that created Wild Animal Safari, Inc. As will be noted from the financial statements, the only significant change to the consolidated financial statement is the acquisition of the assets that created Wild Animal Safari, Inc.

Our cash on hand increased $59,871 to $176,440 as of September 30, 2005, as compared to cash on hand of $116,569 for the nine months ended September 30, 2004. The Company intends to continue the development of its business interests, however, there is insufficient working capital necessary at present to be successful in this effort which raises substantial doubt about our ability to continue as a going concern.

The number of common shares outstanding increased from 33,184,000 shares at the third quarter of 2004 to 44,724,537 shares at the third quarter, 2005, an increase 34.7%. During that period our shareholders equity increased from $772,721 at the third quarter of 2004 to $2,758,714 at the third quarter of 2005

During the second quarter of 2005, we obtained funding needed to complete the purchase of Wild Animal Safari through a private placement of approximately 11,128,000 shares of our common stock and 11,128,000 warrants resulting in gross proceeds of approximately $3,338,400. We will require additional debt and/or equity funding in order to pursue our strategy of acquiring additional theme parks, which is our intended business plan. However, we will be able to support our operations over the next 12 months from our revenues even if the funding necessary to complete further potential acquisitions does not materialize.

On June 13, 2005, we completed our acquisition of the assets of Ron Snider & Associates, Inc. also known as Pine Mountain Wild Animal Park, located in Pine Mountain, Georgia. At closing, we paid $350,000 in cash and a promissory note for $350,000. The promissory note bears interest at 7.5% per annum and is payable in eighty-three monthly payments of principal and interest of $5,368. We also entered into a Real Estate Purchase agreement for the underlying land and all buildings, improvements and fixtures of the park for $4,000,000. We paid $2,000,000 in cash at closing and issued a promissory note for $2,000,000. The note bears interest at 7.5% per annum and is payable in eighty-three monthly payments of principal and interest of $30,676. Both notes are secured by a first priority Security Agreement on the operating assets and a first Security Deed on the real estate. An agreement extension payment of $50,000 for extension of closing was also paid in addition to 50,000 shares of Company stock.

On November 17, 2005, our wholly owned subsidiary, Wild Animal Safari, Inc., completed the refinancing of the debt we incurred on June 13, 2005 in connection the acquisition of the Wild Animal Safari theme park from Ron Snider & Associates, Inc. and related entities. A new loan in the principal amount of $2,300,210.09 was obtained from Commercial Bank & Trust Company of Troup County in LaGrange, Georgia. As a result of this refinancing, the promissory notes in the aggregate principal amount of $2,350,000 that were issued to Ron Snider & Associates, Inc. and its affiliated entities were paid in full and the liens which were held by those entities against the Wild Animal Safari theme park assets were released. The new loan is secured by a first priority security agreement and a first priority security deed on the Wild Animal Safari theme park assets.

In addition, on November 17, 2005, our Wild Animal Safari, Inc. subsidiary obtained a line of credit loan from Commercial Bank & Trust Company of Troup County for working capital purposes in the principal amount of $200,000.00. This line of credit loan is renewable annually, subject to the satisfactory performance by Wild Animal Safari, Inc. under the terms of the line of credit. It is also secured by a lien on the Wild Animal Safari theme park assets.

We believe that we have sufficient cash, other current assets and operating cash flow to sustain foreseeable organic growth throughout the next fiscal year. Management intends to seek additional needed funds through financings or other avenues such as loans, the sale and issuance of additional debt and/or equity securities, or other financing arrangements. We have no commitments for any additional funding and no assurance can be given that we will be able to raise additional funds on commercially acceptable terms or at all. Unless we can raise needed capital or experience a significant increase in income, we may need to curtail expenditures and cancel or delay our efforts to establish and expand our operations. Our continuation as a going concern is dependent upon, among other things, our ability to obtain additional financing when and as needed, and to generate sufficient cash flow to meet our obligations on a timely basis. No assurance can be given that we will be able to obtain such financing on acceptable terms. Our independent registered public accounting firm, in their reports on our financial statements for the year ended December 31, 2004 expressed substantial doubt about our ability to continue as a going concern. These circumstances could complicate our ability to raise additional capital. Our financial statements do not include any adjustments to the carrying amounts of our assets and liabilities that might result from the outcome of this uncertainty. In addition, any future capital raised by our company is likely to result in substantial dilution to existing stockholders.

Although we have a negative working capital, our principal source of income is from cash sales which is expected to provide sufficient cash flow to service our current debt.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

An infinite number of variables can be posited that could have an effect on valuation of assets and liabilities. For example, it is assumed that:

•	Revenue and profit growth at our Crossroads Convenience Center and Wild Animal Safari subsidiaries will continue

•	The infrastructure in both entities will accommodate the additional customers;

•	Cost of improvements and operations will remain a relatively stable budgeted allocation;

•	Per capita spending by the customers will continue to rise in relation to the rise in capital expenditures;

•	Current economic dislocations in the Southeastern United States due to Hurricanes Katrina and Wilma will not materially affect entertainment spending in our market.

If any one of these assumptions, or combination of assumptions, proves incorrect, then the values assigned to real estate, per capita revenues, attendance and other variables that have remained consistent over the past two years may not be realized. The same would be true if higher than expected revenue streams occurred.

DESCRIPTION OF BUSINESS

History

Great American Family Parks, Inc. was originally incorporated on July 30, 1954 as Painted Desert Uranium & Oil Co., Inc. in Washington State. On October 1, 2002, Painted Desert Uranium & Oil Co., Inc. changed its name to Royal Pacific Resources, Inc. and its corporate domicile to the State of Nevada.

On December 19, 2003, Royal Pacific Resources, Inc. acquired the assets of Great Western Parks, LLC, including the Crossroads Convenience Center, pursuant to a Share Exchange Agreement that resulted in our current management assuming control and changing the corporate name to Great American Family Parks, Inc. The acquisition was accounted for as a reverse acquisition in which Great Western Parks was considered to be the acquirer of Royal Pacific Resources for reporting purposes. Our common stock outstanding increased from 2,533,000 to 29,600,000 as a result of the acquisition.

Overview

Great American Family Parks is in the business of acquiring, developing and operating local and regional theme parks and attractions. We plan to build a family of parks primarily through acquisitions of small local regional privately owned existing parks. Our goal is to develop a series of compatible but distinct entertainment and amusement products, including themed amusement parks, associated products, food and beverage, and multimedia offerings. The implementation of this strategy has begun with themed amusement parks and attractions. Our business plan is to acquire existing properties. The intent is to target properties located in and around “middle markets” listed among the 75 to 125 Standard Metropolitan Areas in the United States - a “niche market” of medium-sized urban areas.

Great American Family Parks, Inc. is the parent corporation of the following wholly-owned subsidiaries:

(1) GFAM Management Corporation, an Idaho corporation. GFAM Management Corporation will be responsible for overall management of our Wild Animal Safari theme park and any additional theme parks we may acquire. GFAM Management Corporation does not generate any revenues at present;

(2) Wild Animal Safari, Inc., a Georgia corporation that operates and owns the Wild Animal Safari theme park in Pine Mountain, Georgia.

(3) Crossroads Convenience Center LLC., an Idaho limited liability company that operates a gas station and retail facility located next to the Idaho Center, a regional entertainment complex in the Boise, Idaho metropolitan area.

Crossroads Convenience Center LLC

Crossroads Convenience Center LLC is a retail complex that is strategically located next to The Idaho Center, a multi-purpose entertainment venue in Treasure Valley, Idaho. Crossroads Convenience Center is a wholly-owned subsidiary of Great American Family Parks, and is known as Crossroads Convenience Center LLC. Crossroads was our primary business prior to our purchase of the Wild Animal Safari Park, also known as Pine Mountain Wild Animal Park. We will continue to operate the Crossroads Convenience Center facility. However, it is not intended to be our primary business. Our primary business objective is to expand our current theme park operation to include additional theme parks and attractions rather than own facilities adjacent to entertainment facilities owned by third parties.

Crossroads Convenience Center LLC was formed early in 1999 by our President and CEO, Larry Eastland and other investors who are no longer affiliated with us. Crossroads commenced operations in July 1999. In December 2003, Crossroads became part of Great Western Parks LLC. Subsequently, Great Western Parks LLC sold Crossroads and other assets to Royal Pacific Resources, Inc. pursuant to a Share Exchange Agreement that resulted in our current management assuming control and changing the corporate name to Great American Family Parks, Inc. The acquisition was accounted for as a reverse acquisition in which Great Western Parks was considered to be the acquirer of Royal Pacific Resources for reporting purposes. Our common stock outstanding increased from 2,533,000 to 29,600,000 as a result of the acquisition.

Although our primary objective, as implied in the name “Great American Family Parks, Inc.”, is the creation a company whose primary business is the operation and management of multiple theme parks, Crossroads was viewed as an ideal business upon which to build our company. Crossroads brought a significant revenue base upon which to build a growing business. In addition to its history of revenue growth, Crossroads contained many of the same elements as a theme park, including: (1) high volume, cash based retail sales and (2) cost and control procedures that are similar to those required in the operation of theme parks. In addition, theme parks typically contain retail facilities, similar to Crossroads which sell food and beverage items and souvenirs. Therefore, Crossroads was viewed as a vital component to our presentation as a public company, and demonstrated our commitment for potential acquisitions.

Since Crossroads Convenience Center opened in 1999, the surrounding area has undergone the following development: the largest regional auto mall in Idaho; The Idaho Center entertainment and athletic facility; the Boise State University extension campus; several office buildings; a hospital; a hotel and; a new road system from the Interstate exit through the Crossroads complex.

The following products account for the majority of Crossroads’ sales: fuel; food and beverage items; various sundries; automobile accessories; souvenirs; music; automated teller machine fees; and state lottery sales.

Wild Animal Safari Theme Park

Our Wild Animal Safari Inc. subsidiary owns and operates the Wild Animal Safari theme park, which is located on 200 acres of a 500-acre plot, and includes a drive-through animal viewing area that opened in 1991. It is home to more than 1,700 animals from every continent (except Antarctica.) Most animals roam wild throughout a natural habitat of more than 200 acres; the total area utilized will be increased as further venues are added. In addition to availing themselves of the amenities described below, visitors to Wild Animal Safari are able to observe, photograph, and feed the animals from their own cars as they drive along the more than three miles of paved roads that run throughout the habitat area. Some animals are contained in special fenced areas or pens within natural habitat, and others are located in a more traditional zoo-like atmosphere.

In addition to the animal environments, the theme park contains a gift shop (currently being expanded and redesigned), a new restaurant that includes the Noble Roman’s Pizza and Tuscano’s Italian Subs franchises which were purchased by our Wild Animal Safari, Inc. subsidiary on June 21, 2005, and an ice cream parlor, an arcade, a picnic and group recreation area, lakes, a pavilion and concessions. Our Georgia Wildlife Museum, located next to our petting zoo, features wildlife specimen native to Georgia recreated in natural-like settings. Visitors to the Park have increased every year, and during calendar year 2004 totaled approximately 125,000 people. The pre-existing operating management of Safari has been supplemented by corporate management for the new entities being brought to the enterprise by GFAM. The former principal owner of Pine Mountain Wild Animal Park continues to be available on a consulting basis.

Wild Animal Safari’s growth plans are predicated upon: prior operating results; the experience and expertise of GFAM’s management team and; the development of unused acreage surrounding the park. We are currently in the process of developing a master plan for the entire 500 acre property. This master plan will determine the design, financial commitment, and timetable for the development of the entire property.

Wild Animal Safari is located approximately five miles from Callaway Gardens, a major recreational, lodging and retail facility. Callaway recently announced plans to build a $20,000,000 hotel complex. Because Wild Animal Safari is located between Callaway Gardens and the Interstate, we anticipate that the development of the proposed hotel complex at Callaway Gardens will result in thousands of new visitors driving past the Wild Animal Safari Park, creating a significant new base of potential customers.

Additionally, if the recommendations of the Base Realignment Commission are approved by Congress, Fort Benning, which is located approximately 30 miles from the Wild Animal Safari Park, will be adding between 20,000 and 30,000 new families. Wild Animal Safari is the closest entertainment facility of its kind to Fort Benning, and we intend to aggressively promote Wild Animal Safari to the families living at Fort Benning.

Recent hurricanes in the Southeastern United States have had a marginal impact on attendance at the park. However, future extreme weather conditions and increases in the price of fuel could reasonably be expected to affect attendance at the Wild Animal Safari Park.

Safari’s main product is the opportunity to interact with 1,700 animals from across the globe. However, it also sells food and beverages in its restaurant, and gift items from the Gift Shop to include shirts and hats, specialty items, educational books and toys about animals of the world, other toys, authentic gifts from various continents (ostrich eggs, hides and skins) and other children’s things.

Safari purchases animals throughout the United States, and only seldom requests a permit to import animals. Auctions and sales of animals across the U.S. occur often and, we participate depending on which animals we believes will enhance our offerings. Most animals are born on the property itself. Food and beverages are purchased locally, although the main products and ingredients for the Noble Roman’s Pizza and Tuscano’s Subs are purchased from the national parent company.

Noble Roman’s Pizza and Tuscano’s Italian Subs Franchises

On June 21, 2005 our Wild Animal Safari, Inc. subsidiary entered into an agreement with Noble Romans, Inc. to purchase franchise rights to own and operate a Noble Roman’s Pizza and Tuscano’s Italian Subs food franchise operation at our Wild Animal Safari theme park. The two franchise agreements, which are identical except for the franchise name, contain the following significant terms:

•	Each Agreement is for a term of five years, with automatic extensions of five years assuming the franchisee is not delinquent in fulfilling the terms of the Agreements at the time of renewal;

•	There are no territorial rights;

•	All costs and expenses related to construction and implementation are the franchisee’s responsibility;

•	The initial franchise fee was $5,000 for each franchise. An additional $10,000 per franchise was paid for equipment and signage;

•	The Franchisor receives 7.0% of gross sales proceeds.

Research and Development

No research and development occurs in our Crossroads or Wild Animal Safari businesses except for normal product testing.

Government Regulation

Our Crossroads and Wild Animal Safari facilities operate under various licenses and approvals from government at various levels. Crossroads has all licenses in place, and Wild Animal Safari has received its own operating license from the USDA. The licenses under which our businesses operate are crucial to their ongoing operations. Should any changes occur in the licensing requirements for either business, this could have an adverse effect on revenues, profits and attendance.

Environmental laws were particularly important to the construction of Crossroads because of the fuel tanks. However, we used to most stringent fuel tanks on the market, and have them checked on an on-going basis. There are inspections at Safari, but the nature of the business makes it much less likely for there to be environmental concerns.

Wild Animal Safari Business Licenses

1) U.S. Department Of Interior - Fish & Wildlife - Import/ Export License

•	Renewal Date: May 31, 2006

•	Notification of Renewal: 1-2 months prior, a renewal form is sent to be updated, signed and returned with $100 check

•	Date of Issuance: Not available.

•	Grounds for Revocation: Smuggling, violation of clearance procedures, proper notification of shipments, etc.

•	Notes: This license is not crucial for the operation of the business, but would be necessary for importing/exporting animals, skins, horns, etc.

2) United States Department Of Agriculture - Class C Exhibitor License

•	Renewal Date: October 13, 2006

•	Notification of Renewal: 1-2 months prior, a renewal form is sent to be updated, signed and returned with $300 check

•	Approximate Date of Issuance: 1991

•
Grounds for Revocation: “If the Secretary has reason to believe that any person licensed as an…exhibitor…subject to section 2142 of this title, has violated or is violating any provision of this chapter (54), or any of the rules or regulations or standards promulgated by the Secretary hereunder, he may suspend such person’s license temporarily, but not to exceed 21 days, and after notice and opportunity for hearing, may suspend for such additional period as he may specify, or revoke such license, if such violation is determined to have occurred.”

3) Georgia Department Of Natural Resources - Wildlife Animal License

•	Renewal Date: March 31, 2006

•	Notification of Renewal: Mid-January, a renewal form is sent to be updated, signed and returned with $236 check

•	Approximate Date of Issuance: 1991

•
Grounds for Revocation: License is dependent upon current and valid USDA license. Violations are given different amounts of response times based upon the type of violation. Complete Revocation of license can only result from direct permission from the Commissioner of Natural Resources.

4) Georgia Department Of Natural Resources - Wildlife Exhibition License

•	Renewal Date: March 31, 2006

•	Notification of Renewal: Mid-January

•	Approximate Date of Issuance: March 1991.

•
Grounds for Revocation: Liability insurance must be maintained at all times. License is dependent upon current and valid USDA license. Violations are given different amounts of response times based upon the type of violation. Complete Revocation of license can only result from direct permission from the Commissioner of Natural Resources.

5) Troup County Business License

•	Renewal Date: 1-1-06 to 2-15-06 (yearly)

•	Notification of Renewal: Mid-October

•	Approximate Date of Issuance: 1991.

•	Grounds for Revocation: Not renewing license and legitimate complaints by neighbors.

6) Georgia Department Of Human Resources - Food Serve Permit
•	Renewal Date: 1-1-06 to 2-15-06 (yearly)

•	Notification of Renewal: Mid-December

•	Approximate Date of Issuance: 1991

•	Grounds for Revocation: A failing food inspection score. Being the source of food related illnesses.

Competition

The theme park industry is highly competitive, highly fragmented, rapidly evolving, and subject to technological change and intense marketing by providers with similar products. One of our competitors, Callaway Gardens, is located within five miles of our Wild Animal Safari park. Many of the Company’s current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than the Company has. In the event that such a competitor expends significant sales and marketing resources in one or several markets the Company may not be able to compete successfully in such markets. The Company believes that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect the Company’s gross margins if the Company is not able to reduce costs commensurate with such price reductions. In addition, the pace of technological change makes it impossible for the Company to predict whether it will face new competitors using different technologies to provide the same or similar products offered or proposed to be offered by the Company. If the Company’s competitors were to provide better and more cost effective products, the Company’s business initiatives could be materially and adversely affected.

In addition to competing with other theme and amusement parks, our venues compete with other types of recreational venues and entertainment alternatives, including but not limited to movies, sports attractions, vacation travel and video games. There can be no assurance that our Company will successfully differentiate itself from these entertainment alternatives or that consumers will consider our entertainment offerings to be more appealing than those of our competitors.

Employees

As of October 5, 2005, we have 20 full-time employees, which includes our President, and 15 part-time employees. We engage consultants from time to time. We have no collective bargaining agreements with our employees and believe our relations with our employees are good.

Description Of Property

Our major real property holding is located in Pine Mountain, Georgia. Wild Animal Safari, Inc. is a 200-acre wild animal park as part of a 500-acre parcel owned by GFAM to be developed in totality. It has an appraised value of $3.4 million plus the value of the 1,700 animals, with 2004 attendance in excess of 125,000. 2005 revenues are on pace to exceed 2004 revenues by 16 percent.

The Crossroads Convenience Center LLC is located in Treasure Valley, Idaho, and is the primary retail and food services facility for The Idaho Center, a regional entertainment facility which hosts events including the nationally-acclaimed Snake River Stampede rodeo, horse events, state and regional athletic events, concerts by internationally renowned musical entertainers (such as Neil Diamond, Cher and Garth Brooks) and the CBA Idaho Stampede basketball team. The total property size is 1.5 acres and the entire property is valued at $1.7 million.

Legal Proceedings

There are no legal, administrative, arbitral, governmental or other proceedings, actions or governmental investigations of any nature pending or, to the best knowledge of the Company, threatened, against the Company, which could result in a loss to the Company. The Company is not subject to any order, judgment, injunction, rule or decree that has or could result in a Loss to the Company.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Our executive officers and directors are as follows:

Name	Age	Position

Larry L. Eastland	62	President, CEO and Chairman of the Board of Directors

Dale W. Van Voorhis	64	Chief Financial Officer and Director

Jane Klosterman	47	Director

Jack Klosterman	53	Corporate Secretary and Treasurer

Larry L. Eastland

Dr. Eastland has been our President, CEO and the Chairman of our Board of Directors since December 23, 2003.

Dr. Eastland has engaged in a variety of entrepreneurial pursuits since leaving the White House in 1977, where he served as Staff Assistant to President Gerald Ford. He is a founder of LEA Management Group LLC., a business management and research consulting company, and served as its Managing Director from its inception in 1978 until March 2005. Dr. Eastland was the President of TBAY Holdings, Inc., from January 2002 until December 2004, during which time the company was under contract with the United States Bankruptcy Court for the Southern District of Florida to assist in the sale of assets. Dr. Eastland was a director of Grand Slam Treasures, Inc., an entertainment research and development corporation, from 1995 until 2001.

Dr. Eastland received a B.A. in Political Science and International Relations from Brigham Young University in 1967. He received an M.A. and Ph.D. in quantitative behavioral research from the University of Southern California in 1973 and 1976, respectively.

Dale W. Van Voorhis, CPA

Mr. Van Voorhis has been our Chief Financial Officer, a Director, and the President of GFAM Management Corporation, our operating subsidiary, since December 23, 2003.

Mr. Van Voorhis founded Amusement Business Consultants, Inc., an amusement industry consulting company, in 1994, and has served as President since its inception. Mr. Van Voorhis is also founder of Funtime Parks, Inc. and served as its President, CEO and as a director from 1982-1994. He coordinated the company’s initial public offering and a secondary offering and led a successful management buyout of the company in 1987. Mr. Van Voorhis, who is a certified public accountant, began his career on the audit staff and management advisory staff for Price Waterhouse & Company, specializing in the installation of cost accounting systems.

Mr. Van Voorhis received a Bachelor of Science from Marietta College and an MBA from the Wharton School of Finance, University of Pennsylvania

Jane Klosterman

Jane Klosterman was appointed director of Great American Family Parks on December 23, 2003.

She is currently the President-elect for the St. Mark’s Home & School Association. Ms. Klosterman was a Senior Executive for the Idaho Association of Commerce & Industry, a nonprofit association comprised of over 450 businesses, from 1988 until 1990. Ms. Klosterman was the Executive Vice President of the California Association of Chambers of Commerce, a 450-member nonprofit professional development organization, from 1985 until 1988. She founded the Idaho Children’s Educational Film and Television Foundation in 1993 and has served as its President since its inception.

Ms. Klosterman holds a Bachelor of Science degree from the University of Utah, and has completed a Certification Program by the Western Association of Communication and Association Managers through the Institute for Communications Management at San Jose State University.

Jack Klosterman

Mr. Klosterman has served as our Corporate Secretary/Treasurer since December 23, 2003.

He has been a partner in Klosterman Business Management, a consulting company, since its inception in 1972 and has served as its managing partner since 1977. In 1992 Mr. Klosterman founded 1 Swing, Inc., which makes products for golfers who have hit a hole-in-one, and has served as its President since inception. Mr. Klosterman was the Secretary/Treasurer of TBAY Holdings, Inc., from January 2002 until December 2004, during which time the company was under contract with the United States Bankruptcy Court for the Southern District of Florida to assist in a sale of assets.

Mr. Klosterman attended L.A. Pierce Jr. College, Woodland Hills, CA. and California State University, Northridge.

EXECUTIVE OFFICERS OF THE COMPANY

Officers are appointed to serve at the discretion of the Board of Directors. None of our executive officers or directors has a family relationship with any other executive officer or director of the Company. Jane Klosterman is the widow of Bob Klosterman, brother of Jack Klosterman.

Committees of the Board of Directors

We currently do not have any committees of our board of directors.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2004, 2003 and 2002 exceeded $100,000:

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

Name & Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Options SARs	LTIP Payouts	All Other Compensation
Larry E. Eastland President, CEO & Chairman	2004	0	0	-	-	-	-	-
	2003	0	0	-	-	-	-	-
	2002	0	0	-	-	-	-	-

Compensation of Directors

The officers and directors of Great American Family Parks received no compensation paid by the Company during fiscal year 2003 or 2004. As set forth below, they are all major stockholders of Great American Family Parks and elected to forego compensation until such time as we have achieved the acquisition and commenced the operation of our first theme park. Upon the closing the acquisition of our first theme park, existing employment contracts for officers and directors were implemented. These agreements, described below, provide for compensation and certain corporate benefits for employees and board members.

Employment Agreements

On February 1, 2005, we entered into separate employment agreements with Larry Eastland, our President and CEO; with Dale Van Voorhis, our CFO; with James Meikle, the President of our Wild Animal Safari, Inc. subsidiary; and with Jack Klosterman, our Corporate Secretary and Treasurer.  These agreements provide for base annual salaries of $120,000; $40,000; $60,000; and $40,000 respectively, as compensation for the part-time employment of the aforementioned officers until a second theme park is acquired.  Further, each agreement has a base term of three (3) years effective retroactively as of February 1, 2005. The agreements are thereafter renewable for additional periods of two (2) years, unless we give notice to the contrary. Upon our acquisition of a second theme park, said salaries will increase, respectively, to the following amounts: $170,000; $60,000; $100,000; $60,000. Upon the acquisition of additional theme parks, salaries will be reviewed with consideration given to resulting increased work and responsibility. We provide health insurance in the form of a Blue Cross Plan for Larry Eastland, Jane Klosterman, and their respective families.

In addition, Dr. Eastland is entitled to receive an annual cash bonus based upon a percentage of our pre-tax income (as defined therein) for each fiscal year covered by the employment agreement at a percentage of 2%.  No bonus is payable unless and until the Company earns pre-tax income in excess of $500,000.  Each of the employment agreements also provide for the payment of additional severance compensation, in amounts based on a formula of not less than three (3) times the executive's then current base salary, at any time during the term thereof when either of the following occurs: (i) the agreement is terminated by us without cause (as defined therein), or (ii) terminated by the executive due to a change in control (as defined therein).  These agreements also entitle the officers to participate in the Stock Option Plans.  Upon hiring additional marketing personnel, we may enter into additional employment agreements, which we anticipate may contain similar terms to our existing employment agreements.

We also entered into separate employment agreements with Jason Hutcherson and Philip Michael Miller in connection with our acquisition of the assets of Ron Snider & Associates, Inc. dba Wild Animal Safari, Inc.

Consulting Agreements

We have entered into a Consulting Agreement with Ronald E. Snider, which became effective upon closing of the acquisition of the Wild Animal Safari theme park. The Consulting Agreement provides that we will pay Snider the sum of $300,000 over a term of three years in monthly installments of $8,333.33, of which $4,163.33 will be paid in cash and the balance will be paid in our common stock.

On November 15, 2004, we entered into a public relations consulting agreement with National Financial Communications Network, Inc. for a period of one year. The consulting services to be provided under the Agreement shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Under the agreement, we shall pay National Financial Communications Network, Inc. the sum of $3,000 per month in cash for the first 5 months, $9,000 at month 6, and $5,000 per month throughout the duration of contract. In addition, we shall grant National Financial Communications Network, Inc. stock options to purchase an aggregate of 300,000 shares of our Common Stock at an exercise price of $1.25 per share. The options are exercisable until three years subsequent to the termination date of the Agreement.

On July 25, 2005, we entered into a public relations consulting agreement with Mark Wachs & Associates. As compensation under the Agreement, Mark Wachs shall receive 7,000 restricted shares of Great American Family Parks common stock per month for six months, plus expenses.

Stock Option And Award Plan

A Stock Option and Award Plan providing for incentive stock options and performance bonus awards for executives, employees, and directors was approved by our Board of Directors on February 1, 2005, and will be presented to the shareholders for approval. The Plan sets aside five million (5,000,000) shares for award of stock options, including qualified incentive stock options and performance stock bonuses.

Option/SAR Grants in Last Fiscal Year

During the year ended December 31, 2004, no stock or stock options were granted.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with Great American Family Parks or in any presently proposed transaction that has or will materially affect Great American Family Parks:
-	Any of our directors or officers;

-	Any person proposed as a nominee for election as a director;

-	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

-	Any of our promoters;

- Any relative or spouse of any of the foregoing persons who has the same house as such person.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 25, 2005.

* by each person who is known by us to beneficially own more than 5% of our common stock;
* by each of our officers and directors; and
* by all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER	TITLE OF CLASS	AMOUNT AND NATURE(1)	PERCENT OF CLASS (2)

EDLA FLP.	Common Stock	5,000,000 Direct(3)	11.2%
208 S. Academy Ave.
Ste. 130
Eagle, ID 83616

Larry L. Eastland	Common Stock	5,000,000 Indirect(4)	11.2
208 S. Academy
Eagle, ID 83616

Jane Klosterman	Common Stock	3,450,000 Direct	7.7
1162 N. Glen Abby Pl.
Eagle, ID 83616

Dale Van Voorhis	Common Stock	1,725,000 Direct	3.9
5684 Pioneer Trail
Hiram, OH 44234

Jack Klosterman	Common Stock	500,000 Direct	1.1
25538 Via Impreso
Valencia, CA 91355

James Meikle	Common Stock	1,725,000 Direct	3.9
21 Clayton Court
Hudson, OH 44236

Jay Pitlake	Common Stock	3,475,000 Direct	7.8
1878 Edward Lane
Merrick, NY 11566

All Officers and Directors	Common Stock	10,675,000	24.0
As a Group (4 persons)

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 1, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 44,854,537 shares of common stock issued and outstanding as of October 7, 2005, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3) Larry Eastland is a general partner of EDLA FLP.

(4) Larry Eastland is a general partner of EDLA FLP.

DESCRIPTION OF SECURITIES

The stock being registered under this Form SB-2 is common stock of Great American Family Parks, having a par value of $0.001 per share. The total number of shares of common stock that we have authority to issue is Three Hundred Million (300,000,000) shares, par value of $0.001 per share. All of the common stock authorized under our Articles of Incorporation herein has equal voting rights and powers without restrictions in preference. The holder of any of our common stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. The holders of our common stock shall have neither pre-emption nor dividend rights pursuant to the Articles of Incorporation of Great American Family Parks.
The Articles of Incorporation also authorize ten million shares of preferred stock, par value of $0.001 per share, none of which has been issued, and which is not part of this registration. The preferred stock is entitled to preference over the common stock with respect to the distribution of assets of Great American Family Parks in the event of liquidation, dissolution, or winding-up of Great American Family Parks, whether voluntarily or involuntarily, or in the event of the any other distribution of assets of Great American Family Parks among its stockholders for the purposes of winding-up affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors, in their sole discretion, have the power to determine the relative powers, preferences, and right of each series of preferred stock.
  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The selling stockholders consist primarily of investors who participated in the Company’s September 2004 and June 2005 private placements, which account for the majority of the shares being registered.

This prospectus, as it may be amended or supplemented from time to time, is deemed to relate to the 28,852,663 shares of common stock that were previously issued and may be sold by certain of our existing shareholders, including:

•	12,844,000 shares of common stock issued to investors who participated to our June 2005 and September 2004 private placements;
•	12,844,000 shares of common stock underlying warrants issued to investors who participated in our June 2005 and September 2004 private placements;
•
1,456,000 warrants issued to First Montauk Securities Corp., the placement agent for our June 2005 and September 2004 private placements, and employees of First Montauk, as compensation for placement agent services;

•
1,666,663 shares of common stock issued to certain of the selling stockholders pursuant to a Share Exchange Agreement between Great Western Parks LLC and Royal Pacific Resources, Inc. in December 2003. The Share Exchange Agreement resulted in Great Western Parks acquiring control of Royal Pacific Resources and changing the name to Great American Family Parks, Inc.

•	42,000 shares of our common stock issued to Mark Wachs & Associates pursuant to a public relations consulting agreement;

	Shares Beneficially Owned Prior to the Offering(1)			Shares Beneficially Owned After the Offering(2)
Name	Total Shares of Common Stock and Common Stock Issuable Upon Conversion of Warrants(3)(4)	Total Percentage of Common Stock, Assuming Full Conversion(5)	Total Shares Registered	Number	Percent
C. Ames & Donna M. Byrd (6)	200,000	*	200,000	-0-	0.00%
Howard W. Blackmon / Mary Anne Oldham (7)	166,666	*	166,666	-0-	0.00%
Peter G. Thomson (8)	333,333	*	333,333	-0-	0.00%
Robert Karsten (9)	1,766,666	3.96	1,766,666	-0-	0.00%
Karsten Leasing Partners (10)	233,333	*	233,333	-0-	0.00%
Mark A. Phelps (11)	500,000	1.12	500,000	-0-	0.00%
Eric H. Green (12)	333,334	*	333,334	-0-	0.00%
Gerald A. Brauser (13)	1,200,000	2.69	1,200,000	-0-	0.00%
Paul Becker (14)	796,000	1.8	796,000	-0-	0.00%
Lloyd L. Cox (15)	200,000	*	200,000	-0-	0.00%
Kipp W. & Cheryl A. Kennedy (16)	200,000	*	200,000	-0-	0.00%
L. Richard Wolff (17)	166,666	*	166,666	-0-	0.00%
Susan Brauser (18)	333,333	*	333,333	-0-	0.00%
Frank M. Vero (19)	500,000	1.12	500,000	-0-	0.00%
Edward M. Jaffe (20)	200,000	*	200,000	-0-	0.00%
Danny M. Goode (21)	166,666	*	166,666	-0-	0.00%
Thomas W. Fambrough (22)	200,000	*	200,000	-0-	0.00%

Ravi & Alpana Tina Chandra (23)	200,000	*	200,000	-0-	0.00%
Henderson Orthopedics Profit Sharing Plan (24)	200,000	*	200,000	-0-	0.00%
El Gev Hldg Ltd (25)	300,000	*	300,000	-0-	0.00%
Theodore S. Green and Barbara Beneck (26)	166,666	*	166,666	-0-	0.00%
Eler E. & Cynthia L. Croushore (27)	200,000	*	200,000	-0-	0.00%
NFS/FMTC as cust for Ronald A. Delvaux (IRA) (28)	146,666	*	146,666	-0-	0.00%
NFS/FMTC as cust for Bonnie L. Delvaux (IRA) (29)	120,000	*	120,000	-0-	0.00%
William E. Rockefeller (30)	100,000	*	100,000	-0-	0.00%
Noel D. Ischy (31)	200,000	*	200,000	-0-	0.00%
David & Carmen Garceau (32)	200,000	*	200,000	-0-	0.00%
Cory L. Waisner (33)	100,000	*	100,000	-0-	0.00%
David & Deborah Rubenstein (34)	166,666	*	166,666	-0-	0.00%
Evangelos Xistris & Carol Monroe (35)	166,666	*	166,666	-0-	0.00%
Francis T. Leyden (36)	166,666	*	166,666	-0-	0.00%
Waguna Pty Ltd (37)	200,000	*	200,000	-0-	0.00%
Laurence H. Field (38)	66,666	*	66,666	-0-	0.00%
Leon Goldenberg (39)	333,334	*	333,334	-0-	0.00%
Edward Pikus (40)	166,666	*	166,666	-0-	0.00%
Bella Jacobs (41)	166,666	*	166,666	-0-	0.00%
Unbeatable Trading Inc. Defined Benefit Plan F/B/O Raymond J. Labella (42)	166,666	*	166,666	-0-	0.00%

Unbeatable Trading Inc. Defined Benefit Plan F/B/O Shmyer Breuer and Jacob Gold (43)	166,666	*	166,666	-0-	0.00%
Unbeatable Trading Inc. Defined Benefit Plan F/B/O Shmyer Breuer and Jacob Gold (44)	166,666	*	166,666	-0-	0.00%
Sara Heiman (45)	66,666	*	66,666	-0-	0.00%
Nuala & Daniel O’Halloran (46)	166,666	*	166,666	-0-	0.00%
James Woodworth (47)	166,666	*	166,666	-0-	0.00%
Pio Costa Enterprises (48)	166,666	*	166,666	-0-	0.00%
Fortress Capital Management Group (49)	166,666	*	166,666	-0-	0.00%
Elk Grove Group, Inc. (50)	1,000,000	2.2	1,000,000	-0-	0.00%
Robert D. & Debra M. Nagy (51)	333,334	*	333,334	-0-	0.00%
Nathan B. Herzka (52)	166,666	*	166,666	-0-	0.00%
Rachel Mendelovitz (53)	166,666	*	166,666	-0-	0.00%
Mitchell Quintner (54)	166,666	*	166,666	-0-	0.00%
Cyrus Settineri (55)	166,666	*	166,666	-0-	0.00%
Richard A. & Wendy A. Weir (56)	166,666	*	166,666	-0-	0.00%
Richard A. Spencer (57)	200,000	*	200,000	-0-	0.00%
Joseph & Wanda Wisniowski (58)	333,334	1.0	333,334	-0-	0.00%
James G. Blumenthal (59)	466,666	1.0	466,666	-0-	0.00%
James Allen Schultz (60)	166,666	*	166,666	-0-	0.00%
Peter Rand (61)	200,000	*	200,000	-0-	0.00%

Stuart A. Margolis (62)	166,666	*	166,666	-0-	0.00%
Fedele N. & Susan B. Volpe (63)	333,334	1.0	333,334	-0-	0.00%
Michael P. & Kristin E. Bailey (64)	666,666	1.5	666,666	-0-	0.00%
Wilfred L. Shearer (65)	666,666	1.5	666,666	-0-	0.00%
Ronald A. Martell (66)	466,666	1.0	466,666	-0-	0.00%
Paul N. Wineland (67)	166,666	*	166,666	-0-	0.00%
Michael A. Collins (68)	100,000	*	100,000	-0-	0.00%
Martin & Beata Beck (69)	200,000	*	200,000	-0-	0.00%
Delores Bowman (70)	320,000	*	320,000	-0-	0.00%
Mystic Partners, Inc. (71)	200,000	*	200,000	-0-	0.00%
Wayne R. Miller (72)	333,334	*	333,334	-0-	0.00%
Jose Zajac (73)	266,666	*	266,666	-0-	0.00%
Michael S. Mosley (74)	166,666	*	166,666	-0-	0.00%
Ayhan & Jadranka Basci (75)	66,666	*	66,666	-0-	0.00%
Dushan Kosovich (76)	100,000	*	100,000	-0-	0.00%
Mindy A. Horowitz (77)	40,000	*	40,000	-0-	0.00%
John A. Moore (78)	200,000	*	200,000	-0-	0.00%
Whalehaven Capital Fund Limited (79)	2,000,000	4.4	2,000,000	-0-	0.00%
Carol McInnis (80)	166,666	*	166,666	-0-	0.00%
R. James Moore Defined Benefit Plan (81)	280,000	*	280,000	-0-	0.00%
Dennis A. Lauzon (82)	400,000	*	400,000	-0-	0.00%

John Pearson (83)	200,000	*	200,000	-0-	0.00%
Melvin R. Green (84)	200,000	*	200,000	-0-	0.00%
F. Thomas & Nancy M. Senior (85)	320,000	*	320,000	-0-	0.00%
Fred Vains (86)	240,000	*	240,000	-0-	0.00%
Woolsthorpe Investments Ltd. (87)	400,000	*	400,000	-0-	0.00%
Donell Blodgett (88)	320,000	*	320,000	-0-	0.00%
Tighe Taylor (89)	200,000	*	200,000	-0-	0.00%
Joseph Scalzo (90)	352,000	*	352,000	-0-	0.00%
John Shields (91)	200,000	*	200,000	-0-	0.00%
Louis Pandol (92)	320,000	*	320,000	-0-	0.00%
First Montauk Securities Corp. (93)(94)	848,749	1.9	848,749	-0-	0.00%
Ernest Pellegrino (95)(96)	262,589	*	262,589	-0-	0.00%
Angela Metelitsa (97)(98)	5,000	*	5,000	-0-	0.00%
Edward Pitlake (99)(100)	171,600	*	171,600	-0-	0.00%
Victor K. Kurylak (101)(102)	84,031	*	84,031	-0-	0.00%
Herb Kurinsky (103)(104)	84,031	*	84,031	-0-	0.00%
John Bruce Parsons (105)	133,333	*	133,333	-0-	0.00%
Niles A. & Patricia K. Seldin (106)	33,333	*	33,333	-0-	0.00%
Wayne Demeester (107)	100,000	*	100,000	-0-	0.00%
James F. Etter (108)	100,000	*	100,000	-0-	0.00%
David J. & Joan L. Andrews (109)	33,333	*	33,333	-0-	0.00%
Joel J. Pischke (110)	133,333	*	133,333	-0-	0.00%
Greg P. Tutmarc (111)	33,333	*	33,333	-0-	0.00%
Jerry McGinnis (112)	33,333	*	33,333	-0-	0.00%
Larry Christian (113)	33,333	*	33,333	-0-	0.00%
John A. Powell (114)	33,333	*	33,333	-0-	0.00%
Stephen W. Baker (115)	33,333	*	33,333	-0-	0.00%
Martyn A. Powell (116)	233,334	*	233,334	-0-	0.00%
Eugene J. Mimnaugh (117)	23,333	*	23,333	-0-	0.00%
Richard Eymann (118)	33,333	*	33,333	-0-	0.00%
Robert W. O’Brien (119)	338,333	*	338,333	-0-	0.00%
Terrence Dunn (120)	338,333	*	338,333	-0-	0.00%
Mark Wachs & Associates (121)	42,000	*	42,000	-0-	0.00%
TOTAL	28,852,663	65.37	28,852,663	-0-	0.00%

* Less than 1%.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.

(3) With the exception of First Montauk Securities Corp., Ernest Pellegrino, Angela Metelitsa, Edward Pitlake, Victor K. Kurylak and Herb Kurinsky, the number of shares owned and being registered is comprised of 50% of shares of common stock and 50% of shares of common stock underlying warrants.

(4) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated.

(5) Based on 44,854,537 shares of common stock outstanding as of October 7, 2005.

(6) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(7) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(8) Represents (i) 166,666 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(9) Represents (i) 883,333 shares of common stock and (ii) 883,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(10) Represents (i) 116,667 shares of common stock and (ii) 116,666 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Robert Karsten and Susan Karsten have the power to vote and/or sell the securities owned by Karsten Leasing Partners.

(11) Represents (i) 250,000 shares of common stock and (ii) 250,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(12) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(13) Represents (i) 600,000 shares of common stock and (ii) 600,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(14) Represents (i) 398,000 shares of common stock and (ii) 398,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(15) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(16) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(17) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(18) Represents (i) 166,667 shares of common stock and (ii) 166,666 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(19) Represents (i) 250,000 shares of common stock and (ii) 250,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(20) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(21) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005 .

(22) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(23) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(24) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Gary L. Kaplowitz is the Trustee of Henderson Orthopedics Profit Sharing Plan and sole person with control and power to vote and/or sell the securities owned by Henderson Orthopedic Profit Sharing Plan.

(25) Represents (i) 150,000 shares of common stock and (ii) 150,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Yoel Yogev is the sole director of El Gev Holding Ltd. and has control and power to vote and/or sell the securities owned by El Gev Holding Ltd.

(26) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(27) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(28) Represents (i) 73,333 shares of common stock and (ii) 73,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. This is an Individual Retirement Account administered by First Montauk Services and Fidelity Management Trust Company. Ronald Delvaux has voting and investment control over the shares.

(29) Represents (i) 60,000 shares of common stock and (ii) 60,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. This is an Individual Retirement Account administered by First Montauk Services and Fidelity Management Trust Company. Bonnie Delvaux has voting and investment control over the shares.

(30) Represents (i) 50,000 shares of common stock and (ii) 50,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(31) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(32) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(33) Represents (i) 50,000 shares of common stock and (ii) 50,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(34) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 200.

(35) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(36) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(37) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Greg Lloyd and Dennis Morgan Brown have control and power to vote and/or sell the securities owned by Waguna Pty. Ltd.

(38) Represents (i) 33,333 shares of common stock and (ii) 33,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(39) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(40) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(41) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(42) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Beneficiary Raymond Labella and Trustee Jacob Gold have the power to sell and vote the securities owned by Unbeatable Trading Inc. Defined Benefit Plan F/B/O Raymond J. Labella.

(43) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Beneficiaries Shmyer Breuer and Jacob Gold share the power to vote and sell the shares.

(44) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Beneficiaries Shmyer Breuer and Jacob Gold share the power to vote and sell the shares.

(45) Represents (i) 33,333 shares of common stock and (ii) 33,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(46) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(47) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(48) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(49) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. General Manager Anthony PioCosta III has sole ability to vote and/or sell shares.

(50) Represents (i) 500,000 shares of common stock and (ii) 500,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Anthony P. Dupuch and Kofi C. Bain have investment and voting control over the shares.

(51) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(52) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(53) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(54) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(55) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(56) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(57) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(58) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(59) Represents (i) 233,333 shares of common stock and (ii) 233,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(60) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(61) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(62) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(63) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(64) Represents (i) 333,333 shares of common stock and (ii) 333,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(65) Represents (i) 333,333 shares of common stock and (ii) 333,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(66) Represents (i) 233,333 shares of common stock and (ii) 233,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(67) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(68) Represents (i) 50,000 shares of common stock and (ii) 50,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(69) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(70) Represents (i) 160,000 shares of common stock and (ii) 160,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(71) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. President Michael Vanechanos has sole ability to vote and/or sell the shares.

(72) Represents (i) 166,667 shares of common stock and (ii) 166,667 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(73) Represents (i) 133,333 shares of common stock and (ii) 133,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(74) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(75) Represents (i) 33,333 shares of common stock and (ii) 33,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(76) Represents (i) 50,000 shares of common stock and (ii) 50,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(77) Represents (i) 20,000 shares of common stock and (ii) 20,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(78) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(79) Represents (i) 1,000,000 shares of common stock and (ii) 1,000,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein and Bhavesh Singh. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. Whalehaven Capital Fund Limited is not a broker-dealer and is not affiliated with a broker-dealer.

(80) Represents (i) 83,333 shares of common stock and (ii) 83,333 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005.

(81) Represents (i) 140,000 shares of common stock and (ii) 140,000 warrants exercisable at $.35 per share purchased pursuant to a private placement completed on June 24, 2005. R. James Moore has sole investment and voting control over shares.

(82) Represents (i) 200,000 shares of common stock and (ii) 200,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(83) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(84) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(85) Represents (i) 160,000 shares of common stock and (ii) 160,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(86) Represents (i) 120,000 shares of common stock and (ii) 120,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(87) Represents (i) 200,000 shares of common stock and (ii) 200,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004. The Board of Directors of Woolsthorpe Investments Ltd is divided into the following two groups for purposes of exercising investment control. Group A: Kevin O'Connell; Susan J Buesnel; Catherine A Pigeon. Group B: Glenys Bisson; Susan A Carter; Susan Davison; Joe Pinzari; Delyse Whitehead. Exercise of investment control is accomplished by two signatures from Group A or one signature from Group A and one signature from Group B.

(88) Represents (i) 160,000 shares of common stock and (ii) 160,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(89) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(90) Represents (i) 176,000 shares of common stock and (ii) 176,000 warrants exercisable at $.30 per share received pursuant to a private placement completed on September 28, 2004.

(91) Represents (i) 100,000 shares of common stock and (ii) 100,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(92) Represents (i) 160,000 shares of common stock and (ii) 160,000 warrants exercisable at $.30 per share purchased pursuant to a private placement completed on September 28, 2004.

(93) First Montauk Securities Corp. is a registered broker-dealer and NASD member firm. First Montauk is a registered broker-dealer and is controlled by the Board of Directors of First Montauk, which has the control and power to vote and/or sell the securities owned by First Montauk.

(94) Represents (i) 126,040 warrants exercisable at $.30 per share received as compensation for services rendered in connection with a private placement completed on September 28, 2004 and (ii) 722,709 warrants exercisable at $.35 per share received as compensation for services rendered in connection with a a private placement completed on June 24, 2005.

(95) Mr. Pellegrino is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(96) Represents (i) 40,560 warrants exercisable at $.30 per share received as compensation for services rendered in connection with a private placement completed on September 28, 2004 and (ii) 222,029 warrants exercisable at $.35 per share received as compensation for services rendered in connection with a a private placement completed on June 24, 2005.

(97) Ms. Metelitsa is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(98) Represents 5,000 warrants exercisable at $.30 per share received as compensation for services rendered in connection with a private placement completed on September 28, 2004.

(99) Mr. Pitlake is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(100) Represents 171,600 warrants exercisable at $.30 per share received pursuant to a private placement completed on September 28, 2004.

(101) Victor K. Kurylak is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(102) Represents 84,031 warrants exercisable at $.35 per share received as compensation for services rendered in connection with a a private placement completed on June 24, 2005.

(103) Herb Kurinsky is affiliated with First Montauk Securities Corp., a registered broker-dealer and NASD member firm, and has acquired these securities in the ordinary course of business as compensation.

(104) Represents 84,031 warrants exercisable at $.35 per share received as compensation for services rendered in connection with a a private placement completed on June 24, 2005.

(105) Represents 133,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(106) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(107) Represents 100,000 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(108) Represents 100,000 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(109) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(110) Represents 133,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(111) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(112) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(113) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(114) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(115) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(116) Represents 233,334 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(117) Represents 23,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(118) Represents 33,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(119) Represents 338,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(120) Represents 338,333 shares of common stock issued pursuant to the Stock Purchase Agreement between Royal Pacific Resources, Inc. and Great Western Parks LLC.

(121) Represents 42,000 shares of common stock issued as compensation for services to be rendered. Mark Wachs has investment and voting control over the shares.

  PLAN OF DISTRIBUTION

No established public market currently exists for our shares. The price reflected in this prospectus of $0.30 per share is the initial offering price of shares upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.30 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales;

▪	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

▪	a combination of any such methods of sale; and

▪	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The $0.30 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founder, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares based on this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. One of the Selling Stockholders, First Montauk Securities Corp., is a registered broker dealer and NASD member firm. First Montauk served as placement agent in both of our recently completed private placement offerings and received, in addition to commissions, warrants to purchase an aggregate of 343,200 shares of our Common Stock with an exercise price of $0.30 per share in connection with our September 2004 offering and warrants to purchase an aggregate of 1,112,800 shares of our Common Stock with an exercise price of $0.35 per share in connection with our June 2005 offering which was completed on June 24, 2005. The registration statement of which this Prospectus forms a part includes the shares underlying the warrants held by First Montauk. In addition, in October of 2003, First Montauk was retained by Great Western Parks LLC as a financial advisor and consultant, for which it received stock compensation equal to 4.2% of Great Western Parks LLC. or a resulting public company.  As a result of the acquisition of assets from Great Western Parks LLC, First Montauk and its designees currently own 1,268,400 shares of our common stock.

Pursuant to NASD Rule 2710(g), all securities received by First Montauk Securities Corp and its affiliates or associated persons as described above (including warrants and/or share issuable upon exercise of warrants) and received within the 180 period prior to the filing of the registration statement of which this Prospectus forms a part or received after the filing date which are deemed by the NASD to be compensation ,shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities for a period of 180 days immediately following the date of this prospectus. First Montauk Securities Corp. and its affiliates or associated persons holding an aggregate of 1,112,800 shares issuable upon exercise of warrants included in this prospectus have entered into lock-up agreements, effective July 25, 2005, which reflect the aforementioned requirements of NASD Rule 2710(g).

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. Should the Selling Stockholders sell shares of our common stock short, our stock price may decline as a result. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock, however, they may elect to sell their shares through First Montauk Securities Corp. as described below. As a broker dealer who is also a selling shareholder, First Montauk may be deemed an underwriter with respect to the shares it may sell pursuant to this Prospectus.

In order to comply with the securities laws of some states, the Selling Stockholders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholders must sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling shareholder complies with the exemption.

Great American Family Parks is required to pay certain fees and expenses incurred by us incident to the registration of the shares. Great American Family Parks has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

First Montauk is an "underwriter" within the meaning of the Securities Act of 1933. With the exception of First Montauk, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

First Montauk has indicated to us its willingness to act as selling agent on behalf of the selling shareholders named in the Prospectus under "Selling Stockholders" that purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by First Montauk would be in transactions executed by First Montauk on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 4.5% of the gross proceeds. First Montauk does not have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through First Montauk. In the event that there are other broker dealer firms involved in the distribution of securities on behalf of selling shareholders, the maximum commission or discount to be received will not be greater than 8% of the sale of any securities which were registered pursuant to this prospectus under SEC Rule 415.

NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

▪	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

▪	the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

▪
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

▪
in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of NASD for review.

No persons associated with us or the selling shareholders may participate in the distribution of the shares to be offered by selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 with respect to exemption from registration as a broker/dealer.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Any selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

At the time a selling shareholder makes a particular offer of shares we will, if required under applicable rules and regulations, distribute a Prospectus supplement that will set forth:

▪	the number of shares that the Selling Holder is offering;

▪	the terms of the offering, including the name of any underwriter, dealer or agent;

▪	the purchase price paid by any underwriter;

▪	any discount, commission and other underwriter compensation;

▪	discount, commission or concession allowed or reallowed or paid to any dealer; and

▪	the proposed selling price to the public.

We will not receive any proceeds from sales of any shares by the selling shareholders.

  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

  EXPERTS

The financial statements as of December 31, 2004 and for the year ended December 31, 2003 are incorporated in this prospectus, to the extent and for the periods indicated in their reports, have been audited by Madsen & Associates Inc., Certified Public Accountants, and are included herein in reliance upon the authority of this firms as experts in accounting and auditing.

  FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, fluctuations in currency exchange rates or interest rates, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

  AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Great American Family Parks, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Upon effectiveness of our registration statement on Form SB-2, we will be subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

  FINANCIAL STATEMENT INDEX

Great American Family Parks, Inc. and Subsidiary Unaudited Financial Statements for the Nine Months Ending September 30, 2005	45

Great American Family Parks, Inc. and Subsidiary Financial Statements for the Year Ending December 31, 2004	64

Wild Animal Safari Unaudited Financial Statements for the Three Months Ending March 31, 2005 and 2004	79

Wild Animal Safari Financial Statements for the Year Ending December 31, 2004	89

Great American Family Parks, Inc. and Subsidiaries Pro-Forma Statements of Operations - by Division For the Year Ended December 31, 2004	99

Great American Family Parks, Inc. and Subsidiaries Pro-Forma Statements of Operations - by Division - unaudited For the Nine Months Ended September 30, 2005	100

GREAT AMERICAN FAMILY PARKS, INC.

Financial Statements for the Nine Months Ending September 30, 2005

(The rest of this title page purposely left blank.)

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
September 30, 2005 (unaudited) and December 31, 2004

	Sep 30, 2005	Dec 31, 2004
ASSETS
CURRENT ASSETS
Cash	$232,433	$29,813
Accounts receivable	17,663	33,238
Inventory	119,792	64,068
Prepaid expenses	10,523	1,620
Total Current Assets	380,411	128,739

PROPERTY and EQUIPMENT - net of depreciation	5,750,292	1,047,570

OTHER ASSETS
Deposits	15,052	52,280
Intercompany advances - affiliates	61,024	84,164

	76,076	136,444

	$6,206,779	$1,312,753

LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$284,455	$127,552
Accrued expenses	89,528	42,578
Current portion - note payable - theme park	268,612	-
Current portion - incentive program advances	9,563	10,687
Current portion - note payable	25,762	25,762
Current portion - capital lease obligations	37,068	40,706
Total Current Liabilities	714,988	247,285

LONG TERM LIABILITIES - net of current portions
Note payable - theme park	2,016,914	-
Incentive program advances	32,387	39,128
Note payable	683,776	703,979
Capital lease obligations	-	30,502
	2,733,077	773,609
STOCKHOLDERS' EQUITY
Common stock
300,000,000 shares authorized, at $.001 par value;
44,724,537 shares issued and outstanding on September 30	44,724	33,184
Capital in excess of par value	3,298,049	352,487
Retained earnings (deficit)	(584,059)	(93,812)

	2,758,714	291,859

	$6,206,779	$1,312,753

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS - unaudited
For the Three and Nine Months Ended September 30, 2005 and 2004

	Three Months		Nine Months
	Sep 30, 2005	Sep 30, 2004	Sep 30, 2005	Sep 30, 2004

SALES	$2,359,741	$1,266,975	$5,269,012	$3,366,478

COST OF SALES	1,825,939	1,095,191	4,251,725	2,848,014

Gross Profit	533,802	171,784	1,017,287	518,464

EXPENSES

Administrative	516,570	268,586	1,239,765	493,950
Depreciation & amortization	62,392	24,940	114,924	74,807

	578,962	293,526	1,354,689	568,757

INCOME (LOSS) FROM OPERATIONS	(45,160)	(121,742)	(337,402)	(50,293)

OTHER INCOME AND EXPENSES

Interest income	-	-	3,058	-
Financing costs	(56,983)	(14,606)	(93,403)	(43,757)
Extended closing penalty - theme park	-	-	(62,500)	-

NET PROFIT (LOSS)	$(102,143)	$(136,348)	$(490,247)	$(94,050)

NET LOSS PER COMMON SHARE

Basic and diluted	$(.01)	$-	$(.01)	$-

AVERAGE OUTSTANDING SHARES (stated in 1,000's)

Basic	33,184	30,200	33,184	30,200
Diluted	46,371		46,371

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period January 1, 2002 to September 30, 2005

	Common Stock
	Shares	Amount	Capital in Excess of Par Value	Retained Earnings

Balance January 1, 2002	27,067,000	$27,067	$(44,389)	$247,454

Net operating loss for the year ended December 31, 2002	-	-	-	(55,876)
Issuance of common stock for acquisition -
Royal Pacific Resources, Inc.	2,533,000	2,533	-	-

Balance December 23, 2003 -
subsequent to acquisition	29,600,000	29,600	(44,389)	191,578

Issuance of common stock for services	600,000	600	10,770	-

Net operating loss for the year ended December 31, 2003	-	-	-	(4,984)

Balance December 31, 2003	30,200,000	30,200	(33,619)	186,594

Issuance of common stock for cash -
net of issuance costs - September 2004	1,716,000	1,716	361,867	-
Issuance of common stock for payment of debt - September 2004	1,268,400	1,268	22,762	-
Interest expense on value of contingent debt	-	-	1,477	-
Net operating loss for the year
ended December 31, 2004	-	-	-	(280,406)

Balance December 31, 2004	33,184,400	33,184	352,487	(93,812)

Adjustment to outstanding stock resulting from change in transfer agents	137	-	-	-
Issuance of common stock for cash -
net of issuance costs	11,128,000	11,128	2,841,093	-
Issuance of common stock for costs -
acquisition of theme park	50,000	50	12,450	-
Issuance of common stock for services	362,000	362	90,139	-
Interest expense on value of contingent debt	-	-	1,880	-
Net operating loss for the nine months ended September 30, 2005	-	-	-	(490,247)

Balance September 30, 2005 - unaudited	44,724,537	$44,724	$3,298,049	$(584,059)

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2005 and 2004

	Sep 30, 2005	Sep 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(490,247)	$(94,050)
Adjustments to reconcile net loss to net cash provided by operating
Activities:
Depreciation & amortization	114,924	74,807
Issue capital stock for expenses	103,000	-
Changes in:
Interest on value of contingent debt	1,880	-
Intercompany advances	23,140	-
Accounts receivable	15,600	(129,137)
Inventory :	(55,724)	-
Prepaid expenses & deposits	28,325	(6,836)
Accounts payable & accrued expenses	203,853	(16,595)
Incentive program advances	(7,865)	(4,523)

Net Change From Operations	(63,114)	(176,334)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase equipment	(79,019)	(11,661)
Purchase theme park assets	(2,388,651)	-
	(2,467,670)	(11,661)
CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds from issuance of capital stock	2,852,221	363,583
Payments on notes payable - park	(64,474)	-
Payments of capital lease obligations	(34,140)	(30,773)
Payments on notes payable	(20,203)	(19,217)
	2,733,404	313,593

Net Change in Cash	202,620	125,598

Cash at Beginning of Period	29,813	25,831

Cash at End of Period	$232,433	$151,429

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$91,523	$43,757
Issuance of 412,000 shares common stock for expenses	103,000	-

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS - unaudited
September 30, 2005

1. ORGANIZATION

Great American Family Parks, Inc. (GAFP) (name changed on December 24, 2003 from Royal Pacific Resources, Inc.) is a Nevada corporation formed during 2002 for the purpose of merging with Painted Deseret Uranium and Oil Company, Inc., a Washington corporation incorporated in 1954, with the merger being completed on July 25, 2002.

On December 23, 2003 GAFP completed the acquisition of all member interests in Crossroads Convenience Center, LLC (CCC) from Great Western Parks LLC by the issuance of 27,067,000 shares of its common capital stock, representing 91.4% of the outstanding stock after the acquisition, which was accounted for as a reverse acquisition in which CCC is considered to be the “acquirer” of GAFP for reporting purposes. The outstanding stock of GAFP before the acquisition was 2,533,000 and after 29,600,000. The continuing operations of the business are those of CCC including its prior historical financial statements and the operations of GAFP from December 23, 2003. The financial statements show a retroactive restatement of CCC’s historical members’ equity to reflect the equivalent number of shares of common stock issued in the acquisition.

Crossroads Convenience Center, LLC (CCC) was organized under the laws of the State of Idaho on June 18, 1998. CCC’s primary business activity is operating a retail convenience center, which includes a Chevron gasoline station, and a convenience store in Nampa, Idaho.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Revenue Recognition

The major source of income is received in the form of cash sales from a convenience center and gas station, and a theme park. Revenue is recognized upon receipt of the cash from the sale of a product or service.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

CCC is a limited liability company with all tax attributes passing through to its members. Before the acquisition date of December 23, 2003, the income of CCC passed through to the former members. Accordingly, there is no provision for income taxes in the accompanying financial statements associated with the income of CCC prior to acquisition. After the acquisition by GAFP the income or loss of CCC passes through to GAFP, the sole member of CCC. On September 30, 2005, the Company and its subsidiaries had a net operating loss available for carry forward of $835,342. The tax benefit of approximately $251,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful. The loss carryforward expires beginning in the 2026.

Principles of Consolidation

The accompanying consolidated financial statements includes the accounts of GAFP, (parent) and its subsidiaries CCC, and Wild Animal Safari, Inc. Revenues and expenses of GAFP are included for the period subsequent to December 23, 2003 and includes the accounts of CCC and Wild Animal Safari, Inc. from their inceptions. All material intercompany accounts and transactions have been eliminated.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risks except for the accounts receivable, however the Company considers the accounts to be fully collectable .

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from five to thirty nine years. A summary is included below.

Land	$1,945,755
Building	3,322,023
Equipment	506,113
Leased equipment	223,728
Animals	400,648
Less accumulated depreciation	(647,975)
Net	$5,750,292

Inventory

Inventory consists of fuel, food, beverages, and other convenience store items, and are stated at the lower of cost or market. Cost is determined on the first-in, first-out method.

Impairment of Long-Lived Assets

The Company reviews its major assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is considered to be impaired, the impairment will be recognized in an amount determined by the excess of the carrying amount of the asset over its fair value.

Financial Instruments

The carrying amounts of financial instruments, including cash, accounts receivable, and accounts and notes payable are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. INTEREST EXPENSE ON VALUE OF CONTINGENT DEBT ON MEMBER PROPERTY

In 1999, the Company obtained a loan for the acquisition and construction of its property and improvements. The lending agency required various forms of collateral to secure the debt, including a second deed of trust on real property owned by a member of CCC. The Company recognized a value of $50,000 for the use of the additional collateral. The amount is being amortized to interest expense over the 23 year life of the loan by an addition to the stockholders’ equity. The Company is currently seeking refinancing and a removal of the second deed of trust on the member property.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

4. NOTE PAYABLE

During 1999, the Company entered into a note agreement with a lending institution to borrow
$828,976 for the construction and start-up costs of the facility under the U.S. Small Business Administration guarantee program. The note is secured by a deed of trust in favor of the lender on the real property owned by the Company, the assignment of a life insurance policy on the managing member’s life, and a second Deed of Trust on real property owned by the managing member. The note is payable monthly with interest at the prime rate plus 5% (5.25% at December 31, 2003) and matures in August 2022. The total interest rate adjustment over the life of the loan is limited to either 5% below or above the initial rate of 8.25%.

At December 31, 2004, the scheduled future principal maturities for the note are as follows:

Year Ending: December 31	Amount
2005	$25,762
2006	27,147
2007	28,607
2008	30,146
2009	30,231
Thereafter	574,468

5. NOTE PAYABLE - THEME PARK

On November 8, 2004, the Company entered into an “Asset Purchase Agreement” with Ron Snider & Associates, Inc. to purchase animals and other park property for a theme park in Pine Mountain Georgia for $700,000, with an extended closing date of June 13, 2005. At closing the Company paid $350,000 and a promissory note for the balance. The promissory note includes interest at 7.5% per annum and will be payable in eighty-three monthly installments of principle and interest of $5,368. The Company also entered into a “Real Estate Purchase Agreement” with individuals and a partnership for the acquisition of the land underlying the theme park site, including the improvements, buildings, and fixtures for $4,000,000. The Company paid $2,000,000 at closing and promissory note for $2,000,000 for the balance at closing. The note for the purchase of the real property will bear interest at 7.5% per annum and will be payable in eighty-three monthly installments of principal and interest of $30,676. Both notes are secured by a first priority Security Agreement on the assets and a first Security Deed on the real estate.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) -unaudited
September 30, 2005

5. NOTE PAYABLE - THEME PARK - continued

The total of the notes assumed was $2,350,000 and the scheduled future principal maturities for the notes are as follows:

Year ending: December 31	Amount
2005	$108,131
2006	273,680
2007	294,926
2008	317,822
2009	342,496
Thereafter	1,012,945

6. CAPITAL LEASES

During 1999, the Company entered into lease agreement for gas pumping equipment that are classified as capital leases and expire in 2006.

The future minimum lease payments under the capital leases together with the net present value of the minimum lease payments as of December 31, 2004 are as follows:

Year Ending
December 31	Amount

2005	$33,365
2006	8,284
Total	41,649
Less: Amount representing interest	(4,581)
Net present value of future minimum lease payments	$37,068

The amount necessary to reduce the future minimum lease payments to their net present value is calculated at the average interest rate implicit in the leases.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

6. CAPITAL LEASES - continued

The net present value of the minimum lease payments and other balances related to the capital leases are included in the accompanying financial statements as follows:

Capital lease obligations
Current portion	$37,068

Leased equipment under capital lease
Original assets value	$223,728
Less: Accumulated amortization	(90,123)
Book value of leased assets	$133,605

7. INVESTMENT INCENTIVE PROGRAM

In September 1999, the Company received $107,520 as an advance for the construction of a service station facility from a fuel distributor under Chevron’s program Investment Incentive Program. Under this program, the Company is required to sell 1,680,000 gallons (the “base volume”) of gasoline per year during the first four years of operation. If the Company sells less than the base volume, a repayment is required equal to $.02 per gallon times the deficiency. If the Company sells more than the base volume, the Company would receive an amount equal to $.02 per gallon times the excess with total payments including the initial advance not to exceed $160,000. After four years, no minimum gallons are required, and no further adjustments are made to the incentive. As of December 31, 2004, the Company had not sold the minimum gallons and has made repayments totaling $31,177 covering its sales deficiency through December 2004.

If the Company discontinues the sale of Chevron branded products during the ten-year period after the start of operations (September 1999), the incentive advances under this program are required to be reimbursed, less 1/120 of such advance for each month elapsed during the ten-year period. Accordingly, the incentives are being amortized on a straight line basis over the ten year period and are included in the Statement of Operations as a reduction to fuel cost of goods sold.

8. CAPITAL STOCK

On the closing of the Stock Purchase Agreement (see Note 1) the Company issued 27,067,000 shares of common stock in exchange for all of the member interests in Crossroads Convenience Center, LLC.

During 2003 the Company issued 600,000 restricted common shares for consulting services.

On September 27, 2004, the Company issued 2,984,400 private placement common shares for cash, and 2,059,200 warrants under Purchase Agreements dated June 10, 2004. Each warrant includes the right to purchase an additional common share at $.30 per share at any time within five years.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) -unaudited
September 30, 2005

8. CAPITAL STOCK - continued

During June 2005 the Company completed a private placement offering of 11,128,000 common shares for cash. Included as part of the sale were warrants to purchase 11,128,000 common shares at any time before June 23, 2010 at an exercise price of $.35. During June through September 2005 the Company issued 362,000 common shares for services, and 50,000 common shares for additional costs for the acquisition of the theme park.

On the date of this report none of the warrants had been exercised.

On December 24, 2003, the Company completed a reverse stock split of 6 outstanding shares for 1 share. This report has been prepared showing post split shares from inception.

9. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-director’s and their controlled entities have acquired 40% of the outstanding common stock of the Company, and during the quarter ended September 2005 the Company paid $68,862 in salaries to officers.

On September 30, 2005 the Company had made no interest, demand loans to affiliates of $61,024 and $6,594 to an officer. The affiliation resulted by common officers of the affiliates and the Company.

Employment Agreements

On February 1, 2005, the Company entered into separate employment agreements with four officers which provides for base annual salaries of aggregate payments of $260,000, as compensation for the part-time employment of the officers until a second theme park is acquired. Each agreement has a base term of three years effective retroactively as of February 1, 2005 and provides for base annual salaries of $120,000 to Larry Eastland, the president and CEO, $40,000 to Dale Van Voorhis, the CFO, $60,000 to James Meikle, President of the Theme Park, and $40,000 to Jack Klosterman, the Secretary and Treasurer. The agreements are renewable for additional period of two years, unless notice is given to the contrary. Upon the acquisition of a second theme park, the salaries will increase to aggregate payments of $390,000 and provides for base annual salaries of respectively $170,000, $60,000, $100,000, and $60,000. With the acquisition of additional theme parks, salaries will be reviewed with consideration given to resulting increased work and responsibility. Health insurance is provided in the form of a Blue Cross Plan for two officers and their families.

The president of the Company will receive an annual cash bonus based upon a percentage of our pre-tax income (as defined therein) for each fiscal year covered by the employment agreement at a percentage of 2%. No bonus is payable unless the Company earns pre-tax income in excess of $500,000. Each of the employment agreements also provides for the payment of additional severance compensation, in amounts based on a formula of not less than three times the executive’s then current base salary, at any time during the term when either of the following occurs: (i) the agreement is terminated by us without cause (as defined therein), or (ii) terminated by the executive due to a change in control (as defined therein). These agreements also entitle the officers to participate in Stock Option Plans. Upon hiring additional marketing personnel, we may enter into additional employment agreements, which we anticipate may contain similar terms to our existing employment agreements.’

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

9. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES - continued

Consulting agreement

The Company entered into a consulting agreement with Ronald E. Snider, former owner of the theme park, effective upon the acquisition of the park, which provides for the sum of $300,000 over three years in monthly installments of $8,333 of which $4,163 will be paid in cash and the balance in common stock.

10. PUBLIC RELATIONS CONSULTING AGREEMENTS

On November 15, 2004 the Company entered into a public relations consulting agreement with National Financial Communication Network, Inc. for a period of one year. The consulting services include the development and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activities. The agreement provides for the payment of $3,000 per month for five months, $9,000 for the sixth month, and $5,000 thereafter, and stock options to purchase 300,000 shares of Common stock at $1.25 per share, exercisable up to three years after the completion of the above contract.

On July 25, 2005 a consulting agreement was made with Mark Wachs & Associates and provides for payment of 7,000 restricted common shares of the Company per month plus expenses during the term of the contract.

11. ACQUISITION OF THEME PARK

Pursuant to its business plan to create a regional theme park in the Pine Mountain area of Georgia, the Company entered into purchase agreements for land and selected assets, from several sources, and created a Georgia Corporation with the name of “Wild Animal Safari, Inc.,” a wholly owned subsidiary of the Company, to receive the assets and to manage the theme park. On November 8, 2004, the Company entered into an “Asset Purchase Agreement” with Ron Snider & Associates, Inc. to purchase animals and other park property for a theme park in Pine Mountain Georgia for $700,000, with an extended closing date of June 13, 2005. At closing the Company paid $350,000 and a promissory note for the balance. The promissory note includes interest at 7.5% per annum and will be payable in eighty-three monthly installments of principle and interest of $5,368. The Company also entered into a “Real Estate Purchase Agreement” with individuals and a partnership for the acquisition of the land underlying the theme park site, including the improvements, buildings, and fixtures for $4,000,000. The Company paid $2,000,000 at closing and promissory note for $2,000,000 for the balance at closing. The note for the purchase of the real property will bear interest at 7.5% per annum and will be payable in eighty-three monthly installments of principal and interest of $30,676. Both notes are secured by a first priority Security Agreement on the assets and a first Security Deed on the real estate. $50,000 and 50,000 shares of Company stock, valued at $12,500, were paid as a penalty to extend the closing date. These amounts have been expensed. The assets were purchased and recorded at their appraised values as follows.

Land	$1,742,500
Buildings	2,282,500
Equipment and animals	648,533
Inventory	26,467
Total purchase price	$4,700,000

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

12. CONTINGENCIES

Painted Desert (see organization above) owned or controlled properties on private and public lands in several states in the Western United States for purposes of exploring for and developing commercial mineral deposits. The Company’s efforts proved unsuccessful, and as of December 31, 1995, the Company had abandoned all of its interests in mineral and mining properties. The Company and its properties have been subject to a variety of federal and state regulations governing land use and environmental matters. The Company accrues liabilities relating to environmental damages and claims only when it is probable that such liabilities exist and their amounts can be reasonably estimated. During the 1970's, the Company held leasehold interests in two mining properties known as the Silver Strike Mine and the Blue Star Prospect located in Shoshone County of Northern Idaho, on which the Company participated in various exploration and mining activities. The Silver Strike Mine and Blue Star Prospect claim areas are currently listed by the Environmental Protection Agency as potentially contaminated sites and sources for potential contamination of drainages leading into the Coeur d’ Alene River Basin. The Company has not received any notification of a pending action or proceeding against the Company relating to environmental damages it may be responsible for. However, in recent years, certain other companies involved in mining activities on property interests upland of the Coeur d’ Alene River Basin have been identified as potentially responsible parties under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and have entered into consent decrees with the EPA and the state of Idaho, concerning environmental remediation obligations and damages to natural resources in the Coeur D’Alene River Basin. As of March 31, 2005, the Company has not accrued any amounts for the potential liability associated with any environmental claims because any potential claim amount is undeterminable.

13. GOING CONCERN

The Company intends to continue the development of its business interests, however, there is insufficient working capital necessary to be successful in this effort and to service its debt which raises substantial doubt about its ability to continue as a going concern.

The Company and its subsidiaries have a negative current working capital which indicates an inability to operate for the coming year, however, its major source of income is from cash sales which will provide sufficient cash flow to service its current debt. The Company will need additional funding to acquire the new assets contemplated in the future. During the second quarter 2005 the Company received additional funding needed to complete the purchase of a theme park thru the sale of private placement common stock and it will seek additional equity and debt financing mechanisms, both public and private, to be in a position to take advantage of its acquisition opportunities for the purchase of additional theme parks, however, the Company will be able to operate its divisions for the coming year from the proceeds of cash sales even if the funding necessary to complete the proposed acquisitions fails.

In the event the Company fails to make timely payments on the newly acquired theme park, the terms of the note provides for the start of a legal action, after three months of non payments, for full payment or repossession by the seller.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

14. EARNINGS PER SHARE

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock. The following reconciles amounts reported in the financial statements.

	Three Months		Nine Months
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
	2005	2004	2005	2004

Numerator
Net loss	$(102,143)	$(136,348)	$(490,247)	$(94,050)

Denominator
Weighted average number of common
shares outstanding (stated in 1,000’s)
Basic	44,553	30,200	44,420	30,200
Warrants	13,187		13,187
Diluted	57,740		57,607

Net loss per common share
Basic	$-	$-	$(.01)	$-
Diluted	$-		$(.01)

15. OPERATING SEGMENT DISCLOSURE

Included in the following are the condensed operating statements of Great American Family Parks, Inc. and CCC for the nine months ended September 30, 2005 and a theme park for the period June 13, to September 30, 2005.

GAFP is the administrative division that serves CCC and the theme park.

CCC, a wholly owned subsidiary of the Company, operates a retail convenience center, which includes a Chevron gasoline station, and a convenience store in Nampa, Idaho.

Wild Animal Safari, Inc., a wholly owned subsidiary of the Company, operates a wild animal theme park located in Pine Mountain, Georgia. The cost of sales shown for the theme park includes all direct costs, including supplies, park wages, animal food, truck expense, and maintenance.

There were no inter-company operational transactions and no provision for income tax has been provided because a net operating loss carryforward is available to offset any profit.

Great American Family Parks, Inc. and Subsidiaries
Statements of Operations - by Division - unaudited
For the Nine Months Ended September 30, 2005 (stated in 1,000's)
_________________________________________________________________________________________________

	GAFP	CCC	Theme	Adjust-	Combined
			Park	ments

SALES	$-	$4,522.	$747		$5,269

COST OF SALES	-	3,947	305		4,252

Gross Profit	-	575	442		1,017

EXPENSES

Administrative	616	400	224		1,240
Depreciation	3	65	47		115
Interest	-	38	52		90
Penalty for extended closing	-	-	62		62
	619	503	385		1,507

NET PROFIT (LOSS) -before income tax	$(619)	$72	$57		$(490)

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

16. PURCHASE OF FOOD FRANCHISES

The Company completed two franchise agreements for food sales which includes an initial payment of $10,000 and royalties of 7% of the sales, to continue for five years. The initial payment is being amortized to expense over five years.

17. PRO-FORMA OPERATING STATEMENTS

Included in the following are the unaudited, condensed, operating statements of the Company and its subsidiaries for the nine months ended September 30, 2005 and the year ended December 31, 2004 and the operations of Ron Snider & Associates, Inc.(Theme Park) for the period January 1, 2005 to June 13, 2005 and the year ended December 31, 2004 which are shown as if the acquisition of Ron Snider & Associates, Inc. had been completed at the beginning of the each year. The operations of Ron Snider & Associates Inc. have been adjusted to include depreciation and interest expenses as if its operations had been a division of the Company for the two periods.

Income (loss) per share amounts are based on outstanding shares of 44,724,537.

For the Nine Months Ended September 30, 2005 - stated in 1,000’s

	GAFP	Theme		Adjust-	Combined
	& Subs	Park		ments

SALES	$5,269	$802			$6,071

COST OF SALES	4,252	290			4,542

Gross Profit	1,017	512			1,529

EXPENSES

Administrative	1,240	133			1,373
Depreciation	115	14	(1)	25	154
Interest	90	15	(2)	73	178
Penalty for extended closing	62	-			62
	1,507	162			1,767

NET PROFIT (LOSS) -before income tax	$(490)	$350			$(238)

PROVISION OF INCOME TAX -
Deferred tax asset					81

NET LOSS					$(157)

INCOME (LOSS) PER SHARE					-

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

17. PRO-FORMA OPERATING STATEMENTS - continued

For the Year Ended December 31, 2004 - stated in 1,000's

	GAFP	Theme		Adjust-	Combined
	& Subs	Park		ments

SALES	$4,610	$1,754			$6,364

COST OF SALES	4,021	629			4,650

Gross Profit	589	1,125			1,714

EXPENSES

Administrative	716	264	(3)	80	1,060
Depreciation	101	72	(1)	6	179
Interest	52	35	(2)	141	228
	869	371			1,467

NET PROFIT (LOSS) -before income tax	$(280)	$754			$247

PROVISION OF INCOME TAX -					84

NET PROFIT					$163

INCOME PER SHARE					-

Explanation of Adjustments

(1) Amount to increase depreciation on depreciable assets purchased for $2,778,500 - depreciation life 7 to 39yrs - one year $78,000 - one half year $39,000

(2) Amount to increase interest on debt assumed for the purchase of the theme park - loan amount of $2,350,000 at 7.5%

(3) Administrative - salaries for four additional administrative personnel

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS (Continued) - unaudited
September 30, 2005

18. FINANCIAL STATEMENTS

The accompanying balance sheets of Great American Family Parks, Inc. and Subsidiaries at September 30, 2005 , and the statements of operations for the three and nine months ended June 30, 2005 and 2004, and the cash flows for the nine months ended September 30, 2005 and 2004, have been prepared by the Company’s management and they include all information and notes to the financial statements necessary for a complete presentation of the financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that can be expected for the year ending December 31, 2005.

19. SUBSEQUENT EVENTS

On November 17, 2005 Wild Animal Safari, Inc. (subsidiary) completed the refinancing of the debt incurred on June 13, 2005 in the acquisition of the Wild Animal Safari theme park from Ron Snider & Associates, Inc. and related entities. This refinancing was obtained from Commercial Bank & Trust Company of Troup County in LaGrange, Georgia. As a result of this refinancing, Ron Snider & Associates, Inc. and its affiliated entities were paid in full and the liens which were held by those entities against the Wild Animal Safari theme park assets were released. In place of the original seven year financing in the amount of $2,350,000, which was provided by the Snider entities , there is now a loan to Wild Animal Safari, Inc. in the amount of $2,300,210.

This new loan will be repaid in monthly installments based on a twenty year amortization schedule. The interest rate on the new loan is 7.75% for the first five years. The interest rate will be renegotiated at the end of the initial five years of the payment term on November 17, 2010, but as part of the refinancing the bank has agreed to extend the payment term for an additional fifteen years after November 17, 2010, subject to there being no default on the part of Wild Animal Safari, Inc. The new loan is secured by a first priority security agreement and a first priority security deed on the Wild Animal Safari theme park assets.

The old loan had a monthly payment of $30,767 and the new loan a monthly payment of $18,883.

In addition, on November 17, 2005, Wild Animal Safari, Inc. (subsidiary) obtained a line of credit loan from Commercial Bank & Trust Company of Troup County for working capital purposes in the principal amount of $200,000. This line of credit loan is renewable annually, subject to the satisfactory performance by Wild Animal Safari, Inc. under the terms of the line of credit. It is also secured by a lien on the Wild Animal Safari theme park assets.

GREAT AMERICAN FAMILY PARKS, INC.

Financial Statements for the Year Ending December 31, 2004

(The rest of this title page purposely left blank.)

MADSEN & ASSOCIATES. CPA’s INC.       684 East Vine St. #3
Certified Public Accountants and Business Consultants     Murray, Utah 84107
Telephone 801-268-2632

Board of Directors
Great American Family Parks, Inc. and Subsidiary
Eagle, Idaho

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Great American Family Parks, Inc. and Subsidiary at December 31, 2004, and the related consolidated statement of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great American Family Parks, Inc. and Subsidiary at December 31, 2004, and the statements of operations, and cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 9, 2005 /s/ Madsen & Associates, CPA’s Inc.
Murray, Utah

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2004

ASSETS
CURRENT ASSETS
Cash	$29,813
Accounts receivable	33,238
Inventory	64,068
Prepaid expenses	1,620
Total Current Assets	128,739

PROPERTY and EQUIPMENT - net of depreciation	1,047,570

OTHER ASSETS
Deposits	52,280
Intercompany advances - affiliates	84,164

136,444

$1,312,753

LIABILITIES and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$127,552
Accrued expenses	42,578
Current portion - incentive program advances	10,687
Current portion - note payable	25,762
Current portion - capital lease obligations	40,706
Total Current Liabilities	247,285

LONG TERM LIABILITIES - net of current portions
Incentive program advances	39,128
Note payable	703,979
Capital lease obligations	30,502
773,609
STOCKHOLDERS' EQUITY
Common stock
300,000,000 shares authorized, at $.001 par value;
33,184,400 shares issued and outstanding	33,184
Capital in excess of par value	352,487
Retained earnings (deficit)	(93,812)

291,859

$1,312,753

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
For the Years Ended December 31, 2004 and 2003

	Dec 31,	Dec 31,
	2004	2003

SALES	$4,610,452	$3,993,515

COST OF SALES	4,021,247	3,390,972

Gross Profit	589,205	602,543

EXPENSES

Administrative	718,066	449,868
Depreciation & amortization	101,053	102,490

	819,119	552,358

INCOME (LOSS) FROM OPERATIONS	(229,914)	50,185

FINANCING COSTS	(50,492)	(55,169)

NET LOSS	$(280,406)	$(4,984)

NET LOSS PER COMMON SHARE

Basic and diluted	$-	$-

AVERAGE OUTSTANDING SHARES (stated in 1,000's)

Basic	30,946	27,067
Diluted	33,005

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period January 1, 2002 to December 31, 2004

			Capital in
	Common Stock		Excess of	Retained
	Shares	Amount	Par Value	Earnings

Balance January 1, 2002	27,067,000	$27,067	$(44,389)	$247,454

Net operating loss for the year ended
December 31, 2002	-	-	-	(55,876)

Issuance of common stock for acquisition -
Royal Pacific Resources, Inc.	2,533,000	2,533	-	-

Balance December 23, 2003 -
subsequent to acquisition	29,600,000	29,600	(44,389)	191,578

Issuance of common stock for services	600,000	600	10,770	-

Net operating loss for the year
ended December 31, 2003	-	-	-	(4,984)

Balance December 31, 2003	30,200,000	30,200	(33,619)	186,594

Issuance of common stock for cash -
net of issuance costs - September 2004	1,716,000	1,716	361,867	-

Issuance of common stock for payment
of debt - September 2004	1,268,400	1,268	22,762	-

Interest expense on value of contingent debt	-	-	1,477	-

Net operating loss for the year
ended December 31, 2004	-	-	-	(280,406)

Balance December 31, 2004	33,184,400	$33,184	$352,487	$(93,812)

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2004 and 2003

	Dec 31,	Dec 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(280,406)	$(4,984)
Adjustments to reconcile net loss to
net cash provided by operating
Activities
Depreciation & amortization	101,053	102,489
Issuance of capital stock for services	-	11,370
Changes in
Intercompany advances	(46,336)	-
Accounts receivable	(7,695)	(1,385)
Inventory	(13,210)	(875)
Prepaid expenses & deposits	(47,015)	(40,011)
Accounts payable & accrued expenses	21,318	10,251
Incentive program advances	(10,488)	(10,487)

Net Change From Operations	(282,779)	66,368

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property & equipment	(14,406)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds from issuance of capital stock	363,583	-
Payments of capital lease obligations	(36,747)	(35,126)
Payments on notes payable	(25,669)	(24,583)
Advances from members	-	(6,000)
	301,167	(65,709)

Net Change in Cash	3,982	659

Cash at Beginning of Period	25,831	25,172

Cash at End of Period	$29,813	$25,831

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$49,015	$50,754
Issuance of common stock for services		11,370

The accompanying notes are an integral part of these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

1. ORGANIZATION

Great American Family Parks, Inc. (GAFP) (name changed on December 24, 2003 from Royal Pacific Resources, Inc.) is a Nevada corporation formed during 2002 for the purpose of merging with Painted Deseret Uranium and Oil Company, Inc., a Washington corporation incorporated in 1954, with the merger being completed on July 25, 2002.

On December 23, 2003 GAFP completed the acquisition of all member interests in Crossroads Convenience Center, LLC (CCC) from Great Western Parks LLC by the issuance of 27,067,000 shares of its common capital stock, representing 91.4% of the outstanding stock after the acquisition, which was accounted for as a reverse acquisition in which CCC is considered to be the “acquirer” of GAFP for reporting purposes. The outstanding stock of GAFP before the acquisition was 2,533,000 and after 29,600,000. The continuing operations of the business are those of CCC including its prior historical financial statements and the operations of GAFP from December 23, 2003. The financial statements show a retroactive restatement of CCC’s historical members’ equity to reflect the equivalent number of shares of common stock issued in the acquisition.

Crossroads Convenience Center, LLC (CCC) was organized under the laws of the State of Idaho on June 18, 1998. CCC’s primary business activity is operating a retail convenience center, which includes a Chevron gasoline station, and a convenience store in Nampa, Idaho.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Revenue Recognition

The major source of income is received in the form of cash sales from a convenience center and gas station. Revenue is recognized upon receipt of the cash from the sale of a product or service.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

© is a limited liability company with all tax attributes passing through to its members. Before the acquisition date of December 23, 2003, the income of © passed through to the former members. Accordingly, there is no provision for income taxes in the accompanying financial statements associated with the income of © prior to acquisition. After the acquisition by GAFP the income or loss of © passes through to GAFP, the sole member of ©. On December 31, 2004, the Company and its subsidiary had a net operating loss available for carry forward of $347,324. The tax benefit of approximately $104,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful. The loss carryforward expires beginning in the 2025.

Principles of Consolidation

The accompanying consolidated financial statements for the year ended December 31, 2004, includes the accounts of GAFP and its subsidiary ©. Revenues and expenses of GAFP are included for the period subsequent to December 23, 2003 and includes the accounts of © from its inception. All material intercompany accounts and transactions have been eliminated.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risks except for the accounts receivable, however the Company considers the accounts to be fully collectable .

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from five to fifteen years. A summary is included below.

Land	$180,000
Building	1,028,763
Equipment	146,912
Leased equipment	223,728
Less accumulated depreciation	(531,833)
Net	$1,047,570

Inventory

Inventory consists of fuel, food, beverages, and other convenience store items, and are stated at the lower of cost or market. Cost is determined on the first-in, first-out method.

Impairment of Long-Lived Assets

The Company reviews its major assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is considered to be impaired, the impairment will be recognized in an amount determined by the excess of the carrying amount of the asset over its fair value.

Financial Instruments

The carrying amounts of financial instruments, including cash, accounts receivable, and accounts and notes payable are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. INTEREST EXPENSE ON VALUE OF CONTINGENT DEBT ON MEMBER PROPERTY

In 1999, the Company obtained a loan for the acquisition and construction of its property and improvements. The lending agency required various forms of collateral to secure the debt, including a second deed of trust on real property owned by a member of CCC. The Company recognized a value of $50,000 for the use of the additional collateral. The amount is being amortized to interest expense over the 23 year life of the loan by an addition to the stockholders’ equity.

The Company is currently seeking refinancing and a removal of the second deed of trust on the member property.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004

4. NOTE PAYABLE

During 1999, the Company entered into a note agreement with a lending institution to borrow $828,976 for the construction and start-up costs of the facility under the U.S. Small Business Administration guarantee program. The note is secured by a deed of trust in favor of the lender on the real property owned by the Company, the assignment of a life insurance policy on the managing member’s life, and a second Deed of Trust on real property owned by the managing member. The note is payable monthly with interest at the prime rate plus 5% (5.25% at December 31, 2003) and matures in August 2022. The total interest rate adjustment over the life of the loan is limited to either 5% below or above the initial rate of 8.25%.

At December 31, 2004, the scheduled future principal maturities for the note are as follows:

Year Ending
December 31	Amount

2005	$25,762
2006	27,147
2007	28,607
2008	30,146
2009	30,231
Thereafter	587,741

5. CAPITAL LEASES

During 1999, the Company entered into a lease agreement for gas pumping equipment that are classified as capital leases and expire in 2006.

The future minimum lease payments under the capital leases together with the net present value of the minimum lease payments as of December 31, 2004 are as follows:

Year Ending
December 31	Amount

2005	$54,831
2006	33,230
Total	88,061
Less: Amount representing interest	(16,853)
Net present value of future minimum lease payments	$71,208

The amount necessary to reduce the future minimum lease payments to their net present value is calculated at the average interest rate implicit in the leases.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004

5. CAPITAL LEASES -continued

The net present value of the minimum lease payments and other balances related to the capital leases are included in the accompanying financial statements as follows:

	2004	2003
Capital lease obligations
Current portion	$40,706	$34,047
Long-term portion	30,502	73,908
Total	$71,208	$107,955

Leased equipment under capital lease
Original assets value	$223,728	$223,728
Less: Accumulated amortization	(81,375)	(65,875)
Book value of leased assets	$142,353	$157,853

6. INVESTMENT INCENTIVE PROGRAM

In September 1999, the Company received $107,520 as an advance for the construction of a service station facility from a fuel distributor under Chevron’s program Investment Incentive Program. Under this program, the Company is required to sell 1,680,000 gallons (the “base volume”) of gasoline per year during the first four years of operation. If the Company sells less than the base volume, a repayment is required equal to $.02 per gallon times the deficiency. If the Company sells more than the base volume, the Company would receive an amount equal to $.02 per gallon times the excess with total payments including the initial advance not to exceed $160,000. After four years, no minimum gallons are required, and no further adjustments are made to the incentive. As of December 31, 2004, the Company has not sold the minimum gallons and has made repayments totaling $31,177 covering its sales deficiency through December 2004.

If the Company discontinues the sale of Chevron branded products during the ten-year period after the start of operations (September 1999), the incentive advances under this program are required to be reimbursed, less 1/120 of such advance for each month elapsed during the ten-year period. Accordingly, the incentives are being amortized on a straight line basis over the ten year period and are included in the Statement of Operations as a reduction to fuel cost of goods sold.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004

7. CAPITAL STOCK

On the closing of the Stock Purchase Agreement (see Note 1) the Company issued 27,067,000 shares of common stock in exchange for all of the member interests in Crossroads Convenience Center, LLC.

During 2003 the Company issued 600,000 restricted common shares for consulting services.

On September 27, 2004, the Company issued 1,716,000 restricted common shares for cash, and 2,059,200 warrants under Purchase Agreements dated June 10, 2004. Each warrant includes the right to purchase an additional common share at $.30 per share at any time within five years.

On September 27, 2004 the Company issued 1,268,400 restricted common shares for payment of debt

On December 24, 2003, the Company completed a reverse stock split of 6 outstanding shares for 1 share. This report has been prepared showing post split shares from inception.

8. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer- director’s and their controlled entities have acquired 45% of the outstanding common stock of the Company.

On December 30, 2004 the Company had made no interest, demand loans to affiliates of $84,164. The affiliation resulted by common officers of the affiliates and the Company.

9. PUBLIC RELATIONS CONSULTING AGREEMENTS

On November 15, 2004 the Company entered into a public relations consulting agreement with National Financial Communications Network, Inc. for a period of one year. The consulting services include the development and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activities. The agreement provides for the payment of $3,000 per month for five months, $9,000 for the sixth month, and $5,000 thereafter, and stock options to purchase 300,000 shares of Common stock at $1.25 per share, exercisable up to three years after the completion of the above contract.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004

10. CONTINGENCIES

Painted Desert (see organization above) owned or controlled properties on private and public lands in several states in the Western United States for purposes of exploring for and developing commercial mineral deposits. The Company’s efforts proved unsuccessful, and as of December 31, 1995, the Company had abandoned all of its interests in mineral and mining properties. The Company and its properties have been subject to a variety of federal and state regulations governing land use and environmental matters. The Company accrues liabilities relating to environmental damages and claims only when it is probable that such liabilities exist and their amounts can be reasonably estimated.

During the 1970's, the Company held leasehold interests in two mining properties known as the Silver Strike Mine and the Blue Star Prospect located in Shoshone County of Northern Idaho, on which the Company participated in various exploration and mining activities. The Silver Strike Mine and Blue Star Prospect claim areas are currently listed by the Environmental Protection Agency as potentially contaminated sites and sources for potential contamination of drainages leading into the Coeur d’ Alene River Basin. The Company has not received any Notification of Renewal of a pending action or proceeding against the Company relating to environmental damages it may be responsible for. However, in recent years, certain other companies involved in mining activities on property interests upland of the Coeur d’ Alene River Basin have been identified as potentially responsible parties under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and have entered into consent decrees with the EPA and the state of Idaho, concerning environmental remediation obligations and damages to natural resources in the Coeur D’Alene River Basin.

As of December 31, 2004, the Company has not accrued any amounts for the potential liability associated with any environmental claims because any potential claim amounts are undeterminable.

11. GOING CONCERN

The Company intends to continue the development of its business interests, however, there is insufficient working capital necessary to be successful in this effort which raises substantial doubt about its ability to continue as a going concern.

The Company and its subsidiary have a negative current working capital which indicates an inability to operate for the coming year, however, its major source of income is from cash sales which will provide sufficient cash flow to service its current debt. The Company will need additional funding to acquire the new assets contemplated in the future. During the second quarter 2005 the Company received additional funding needed to complete the purchase of a theme park thru the sale of private placement common stock and it will seek additional equity and debt financing mechanisms, both public and private, to be in a position to take advantage of its acquisition opportunities for the purchase of additional theme parks, however, the Company will be able to operate its divisions for the coming year from the proceeds of cash sales even if the funding necessary to complete the proposed acquisitions fails.

In the event the Company fails to make timely payments on a newly acquired theme park during June 2005, the terms of the note provide for the start of a legal action, for full payment or repossession by the seller, after three months of non-payments.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004

12. SUBSEQUENT EVENTS

Pursuant to its business plan to create a regional theme park in the Pine Mountain area of Georgia, the Company entered into purchase agreements for land and selected assets, from several sources, and created a Georgia Corporation with the name of “Wild Animal Safari, Inc.,” to manage a proposed theme park.

On November 8, 2004, the Company entered into an “Asset Purchase Agreement” with Ron Snider & Associates, Inc. to purchase animals and other park property for a theme park in Pine Mountain Georgia for $700,000, with an extended closing date of June 13, 2005. At closing the Company will pay $350,000 and a promissory note for the balance. The promissory note will bear interest at 7.5% per annum and will be payable in eighty-three monthly installments of principle and interest of $5,368. The Company also entered into a “Real Estate Purchase Agreement” with individuals and a partnership for the acquisition of the land underlying the theme park site, including the improvements, buildings, and fixtures for $4,000,000. The Company will pay $2,000,000 at closing and promissory note for $2,000,000 for the balance at closing. The note for the purchase of the real property will bear interest at 7.5% per annum and will be payable in eighty-three monthly installments of principal and interest of $30,676. Both notes will be secured by a first priority Security Agreement on the assets and a first Security Deed on the real estate. An earnest money deposit of $50,000 and 150,000 shares of Company stock were deposited in escrow pending the closing of the agreements.

The deposit and shares were given as consideration for an extended closing date in June 2005, however, the shares were not shown as outstanding until the closing date. The deposit and shares were expensed during June 2005.

Included in the following are the condensed, pro-forma, financial statements of Great American Family Parks, Inc. and subsidiary, Ron Snider & Associates, Inc., and other entities, as if the acquisition had been completed on January 1, 2005.

The condensed pro-forma operating statements include those of the Company and its subsidiary and the operations of Ron Snider & Associates, Inc. for the year ended December 31, 2004 and the six months ended June 30, 2005 (unaudited). The operations of Ron Snider & Associates, Inc. have been adjusted to include revised administrative, depreciation, and interest expense, as if its operations had been a division of the Company for the two periods.

Earnings per share amounts are based on outstanding shares of 44,854,537 assuming the acquisition had been completed.

The cost of sales shown for the theme park includes all direct costs, including supplies, park wages, animal food, truck expense, maintenance, and depreciation.

No provision for income tax has been provided because a net operating loss carryforward is available to offset any profit and the use of the net operating loss in the future is otherwise doubtful.

GREAT AMERICAN FAMILY PARKS, INC. and SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (Continued)
December 31, 2004

13. EARNING PER SHARE

Basic earning per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock. The following reconciles amounts reported in the financial statements.

	Year Ended
	Dec 31,	Dec 31,
	2004	2003

Numerator
Net loss	$(280,406)	$(4,984)

Denominator
Weighted average number of common
shares outstanding (stated in 1,000’s)
Basic	30,946	27,067
Warrants	2,059
Diluted	33,005

Net loss per common share
Basic	$(.01)	$-
Diluted	$(.01)

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI

FINANCIAL STATEMENTS
(REVIEWED)

THREE MONTHS ENDED MARCH 31, 2005 AND 2004

(The rest of this title page purposely left blank.)

GAY & JOSEPH, C.P.A., P.C.
CERTIFIED PUBLIC ACCOUNTANTS
201 CHURCH STREET
LAGRANGE, GEORGIA 30240-2711
(706) 884-7331

To the Board of Directors
Ron Snider & Associates, Inc.
d/b/a Wild Animal Safari
Pine Mountain, Georgia

We have reviewed the accompanying balance sheets of Ron Snider & Associates, Inc. d/b/a Wild Animal Safari (an S Corporation) as of March 31, 2005 and 2004, and the related statements of income, retained earnings, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Ron Snider & Associates, Inc. d/b/a Wild Animal Safari.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying Schedules of Cost of Sales on page 9 is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made thereto.

/s/ Gay & Joseph, C.P.A., P.C.
Certified Public Accountants
November 23, 2005
LaGrange, Georgia

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
BALANCE SHEETS
March 31, 2005 AND 2004

Assets	2005	2004
Current assets:
Cash and equivalents	$1,062,163	$795,946
Inventories	37,857	17,282
Prepaid expenses	14,430	28,732
Total current assets	1,114,450	841,960

Property and equipment	1,369,023	1,267,930
Less accumulated depreciation	(963,970)	(892,564)
Net property and equipment	405,053	375,366

Total assets	$1,519,503	$1,217,326

Liabilities and Stockholders' Equity

Current liabilities:
Note payable - related party	$500,166	$591,649
Accounts payable	27,053	55,671
Accrued expenses	29,119	21,905
Total current liabilities	556,338	669,225

Stockholders' equity:
Common stock, 10,000,000 shares authorized;
101,884 shares issued and outstanding, no par value	40,828	40,828
Retained earnings	922,337	507,273
Total stockholders' equity	963,165	548,101

Total liabilities and stockholders' equity	$1,519,503	$1,217,326

See accountants’ review report and the accompanying notes

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2005 and 2004

	2005	2004
Revenues:
Gross receipts	$284,373	$254,358
Less sales taxes, discounts, and refunds	(17,476)	(15,597)
Net revenues	266,897	238,761

Cost of sales	163,409	124,057

Gross profit	103,488	114,704

Operating expenses:
Advertising	45,280	20,600
Band charges and credit card fees	2,846	2,133
Contributions	50	150
Flowers and Gifts	130	0
Insurance	15,001	10,111
Janitor and pest control	2,234	2,276
Land lease	6,000	6,000
Licenses and permits	1,090	745
Medical expense	30	0
Office expense, dues and subscriptions	2,635	3,629
Professional fees	2,496	3,300
Taxes - other	4,011	3,668
Telephone	1,747	2,733
Travel, entertainment and meals	82	0
Veterinarian and vet supplies	160	931
Total operating expenses	83,792	56,276

Income from operations	19,696	58,428

Other income (expense):
Interest income	3,828	110
Interest expense	(8,888)	(10,597)
Total other income (expense)	(5,060)	(10,487)

Net income	$14,636	$47,941

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
STATEMENTS OF RETAINED EARNINGS
THREE MONTHS ENDED MARCH 31, 2005 and 2004

	2005	2004

Retained earnings, beginning of year	$907,701	$663,100

Net income	14,636	47,941

Stockholder distributions	0	(203,768)

Retained earnings, end of year	$922,337	$507,273

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2005 AND 2004

	2005	2004

Cash flows from operating activities:
Net income	$14,636	$47,941
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation	18,222	18,874
(Increase) decrease in current assets:
Inventories	5,252	(815)
Prepaid expenses	7,098	(12,551)
Increase (decrease) in current liabilities:
Accounts payable	11,225	13,561
Accrued expenses	16,712	9,139
Net cash provided by operating activities	73,145	76,149

Cash flows from investing activities:
Purchases of property and equipment	(23,186)	(65,127)
Net cash used by investing activities	(23,186)	(65,127)

Cash flows from financing activities:
Stockholder distributions	0	(203,768)
Repayment of note to stockholder	(23,473)	(21,890)
Net cash used by financing activities	(23,473)	(225,658)

Net increase (decrease) in cash and equivalents	26,486	(214,636)

Cash and equivalents, beginning of year	1,035,677	1,010,582

Cash and equivalents, end of year	$1,062,163	$795,946

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$9,027	$10,610

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
SCHEDULE OF COST OF SALES
THREE MONTHS ENDED MARCH 31, 2005 AND 2004

	2005	2004
Cost of Sales:
Concession and novelty items	$31,237	$17,400
Salaries and wages	61,475	49,268
Animal food	23,049	12,380
Auto, truck, fuel and oil	5,862	8,869
Depreciation	18,222	18,874
Equipment rental	614	363
Repairs and maintenance	13,119	5,586
Taxes - payroll	5,108	4,377
Utilities	4,723	6,940

Total cost of sales	$163,409	$124,057

See accountants’ review report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
NOTES TO THE FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2005 AND 2004

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Ron Snider & Associates, Inc. d/b/a Wild Animal Safari operates and maintains a wild animal park for the exhibition of wild animals to the general public.

Method of Accounting

The Company prepares its financial statements on the accrual method of accounting, recognizing income when earned and expenses when incurred.
Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at March 31, 2005 and 2004.

Inventories

Inventory consisting of concession, novelty items, and animal feed are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated lives of the assets. Expenditures that materially extend the life of an asset are capitalized, whereas expenditures for repairs are expensed as incurred.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
NOTES TO THE FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2005 AND 2004

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Income Taxes

The stockholders of the Company have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As such, no income taxes are reported in the accompanying financial statements. The Company’s income or losses are passed through to the stockholders and reported on their individual income tax returns.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs amounted to $45,280 and $20,600 for the three months ended March 31, 2005 and 2004, respectively.

Note 2. INVENTORY

Inventories consisted of the following at March 31, 2005 and 2004:

	2005	2004
Animal feed	$11,589	$800
Concession and novelty items	26,268	16,482
Total inventory	$37,857	$17,282
Note 2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2005 and 2004:

	Estimated Useful Life
		2005	2004
Buildings and leasehold improvements	10 to 39 years	$395,826	390,232
Animals	3 to 7 years	96,146	48,004
Machinery and equipment	5 to 7 years	738,632	695,743
Vehicles	5 years	138,419	133,951
		1,369,023	1,267,930
Less accumulated depreciation		(963,970)	(892,564)
Net property and equipment		$405,053	375,366

Depreciation expense charged to income amounted to $18,222 and $18,874 for the three months ended March 31, 2005 and 2004, respectively.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
NOTES TO THE FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2005 AND 2004

Note 3. RELATED PARTY TRANSACTIONS

The Company has an outstanding loan payable to one of the major stockholders with interest computed at 7%. The loan is payable and due on demand. The loan is secured by all wild animals, domesticated animals and all other assets owned by the Company. The balance due on the loan of $500,166 and $591,649 at March 31, 2005 and 2004, respectively, is shown in the accompanying balance sheet under the caption “Note payable - related party”.

The Company leases land from the major stockholders. The total amount of the lease payment for the three months ended March 31, 2005 and 2004 amounted to $6,000 and $6,000, respectively

Note 4. CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances with one financial institution and one brokerage account. The cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 and the money market account through the brokerage account is insured by the Securities Investor Protection Corporation (SIPC) up to $100,000. At March 31, 2005 and 2004 the Company’s uninsured cash balances totaled $847,984 and $690,892, respectively.

Note 5. SUBSEQUENT EVENTS

On November 8, 2004 the Company entered into an agreement to sell certain assets of the Company to Great American Family Parks, Inc. for a total selling price of $700,000. The sale took place on June 13, 2005.

GAY & JOSEPH, C.P.A., P.C.
CERTIFIED PUBLIC ACCOUNTANTS
201 CHURCH STREET
LAGRANGE, GEORGIA 30240-2711
(706) 884-7331

INDEPENDENT AUDITOR’S REPORT

To The Board of Directors
Ron Snider & Associates, Inc.
d/b/a Wild Animal Safari
Pine Mountain, Georgia

We have audited the accompanying balance sheets of Ron Snider & Associates, Inc. d/b/a Wild Animal Safari (an S Corporation), as of December 31, 2004 and 2003, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated February 18, 2005, we reported we were not engaged to apply audit procedures to the prior year balances of property and equipment and accumulated depreciation. We were unable to form an opinion regarding the amounts at which property and equipment and accumulated depreciation were recorded in the balance sheets at December 31, 2004 and 2003, or the amount of depreciation expense for the years then ended. Subsequent to the date of the original auditor’s report, we were engaged to apply audit procedures to the prior years’ balances of property and equipment and accumulated depreciation. The audit procedures were completed on June 10, 2005, thereby allowing us to remove the original report modification.

In our opinion, the financial statements referred to above paragraph present fairly, in all material respects, the financial position of Ron Snider & Associates, Inc. d/b/a Wild Animal Safari as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of Cost of Sales on page 9 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Gay & Joseph, C.P.A., P.C.
Certified Public Accountants

LaGrange, Georgia
June 10, 2005

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

Assets	2004	2003
Current assets:
Cash and equivalents	$1,035,677	$1,010,582
Inventories	43,109	16,467
Prepaid expenses	21,528	16,181
Total current assets	1,100,314	1,043,230

Property and equipment	1,345,837	1,202,803
Less accumulated depreciation	(945,748)	(873,690)
Net property and equipment	400,089	329,113

Total assets	$1,500,403	$1,372,343

Liabilities and Stockholders' Equity

Current liabilities:
Note payable - related party	$523,639	$613,539
Accounts payable	15,828	42,110
Accrued expenses	12,407	12,766
Total current liabilities	551,874	668,415

Stockholders' equity:
Common stock, 10,000,000 shares authorized; 101,884 shares
issued and outstanding, no par value	40,828	40,828
Retained earnings	907,701	663,100
Total stockholders' equity	948,529	703,928

Total liabilities and stockholders' equity	$1,500,403	$1,372,343

See auditor's report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Revenues:
Gross receipts	$1,870,825	$1,682,560
Less sales taxes, discounts, and refunds	(116,695)	(106,222)
Net revenues	1,754,130	1,576,338

Cost of sales	696,550	616,028

Gross profit	1,057,580	960,310

Operating expenses:
Advertising	102,899	111,315
Bank charges	189	308
Credit card fees	17,269	14,540
Contributions	1,810	825
Insurance	44,532	38,105
Janitor and pest control	12,886	9,895
Land lease	24,000	2,400
Licenses and permits	826	3,041
Medical expense	1,516	839
Office expense, dues and subscriptions	13,042	12,007
Penalties	1,349	142
Professional fees	20,658	12,772
Taxes - other	13,785	11,125
Telephone	10,024	11,690
Travel, entertainment and meals	-0-	115
Veterinarian and vet supplies	3,761	4,592
Total operating expenses	268,546	233,711

Income from operations	789,034	726,599

Other income (expense):
Interest income	4,683	4,046
Loss on disposal of assets	-0-	(3,939)
Interest expense	(39,697)	(45,812)
Total other income (expense)	(35,014)	(45,705)

Net income	$754,020	$680,894

See auditor's report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
STATEMENTS OF RETAINED EARNINGS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

Retained earnings, beginning of year	$663,101	$5,473

Net income	754,020	680,894

Redemption of stock	-0-	(23,266)

Stockholder distributions	(509,420)	-0-

Retained earnings, end of year	$907,701	$663,101

See auditor's report and the accompanying notes.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Cash flows from operating activities:
Net income	$754,020	$680,894
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	72,624	55,431
Loss on disposal of assets	-0-	3,939
(Increase) decrease in current assets:
Inventories	(26,642)	4,513
Advances to employees	-0-	20
Prepaid expenses	(5,347)	(3,367)
Increase (decrease) in current liabilities:
Accounts payable	(26,282)	21,292
Accrued expenses	(359)	824
Net cash provided by operating activities	768,014	763,546

Cash flows from investing activities:
Proceeds from sales of property and equipment	-0-	2,500
Purchases of property and equipment	(143,599)	(113,951)
Net cash used by investing activities	(143,599)	(111,451)

Cash flows from financing activities:
Repayment of note to stockholder	(89,900)	(83,840)
Stockholder distributions	(509,420)	-0-
Net cash used by financing activities	(599,320)	(83,840)

Net increase in cash and equivalents	25,095	568,255

Cash and equivalents, beginning of year	1,010,582	442,327

Cash and equivalents, end of year	$1,035,677	$1,010,582

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$40,114	$23,267

See auditor's report and the accompanying notes

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
SCHEDULE OF COST OF SALES
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Cost of Sales:
Concession and novelty items	$117,272	$115,369
Salaries and wages	286,098	263,618
Contract labor and temporary help	684	3,054
Animal food	71,369	58,752
Auto, truck, fuel and oil	51,703	38,687
Depreciation	72,624	55,431
Equipment rental	1,725	1,896
Repairs and maintenance	44,409	35,293
Taxes - payroll	24,722	21,392
Utilities	25,944	22,536

Total cost of sales	$696,550	$616,029

See auditor's report and the accompanying notes

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Ron Snider & Associates, Inc. d/b/a Wild Animal Safari operates and maintains a wild animal park for the exhibition of wild animals to the general public.

Method of Accounting

The Company prepares its financial statements on the accrual method of accounting, recognizing income when earned and expenses when incurred.
Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2004 and 2003.

Inventories

Inventory consisting of concession, novelty items, and animal feed are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated lives of the assets. Expenditures that materially extend the life of an asset are capitalized, whereas expenditures for repairs are expensed as incurred.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Income Taxes

The stockholders of the Company have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As such, no income taxes are reported in the accompanying financial statements. The Company’s income or losses are passed through to the stockholders and reported on their individual income tax returns.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs amounted to $102,899 and $111,315 for the years ended December 31, 2004 and 2003, respectively.

Note 2. INVENTORY

Inventories consisted of the following at December 31, 2004 and 2003:

	2004	2003
Animal feed	$15,289	$-0-
Concession and novelty items	27,820	16,467
Total inventory	$43,109	$16,467

Note 2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004 and 2003:

	Estimated Useful Life
		2004	2003
Buildings and leasehold Improvements	10 to 39 years	$395,826		$349,780
Animals	3 to 7 years	95,396		47,404
Machinery and equipment	5 to 7 years	716,196		671,668
Vehicles	5 years	138,419		133,951
		1,345,837		1,202,803
Less accumulated depreciation		(945,748)		(873,690
Net property and equipment		$400,089	$	$ 329,113

Depreciation expense charged to income amounted to $72,624 and $55,431 for the years ended December 31, 2004 and 2003, respectively.

RON SNIDER & ASSOCIATES, INC.
d/b/a WILD ANIMAL SAFARI
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

Note 3. RELATED PARTY TRANSACTIONS
                The Company has an outstanding loan payable to one of the major stockholders with interest computed at 7%. The loan is payable and due on demand. The loan is secured by all wild animals, domesticated animals and all other assets owned by the Company. The balance due on the loan of $523,639 at December 31, 2004 and $613,539 at December 31, 2003, is shown in the accompanying balance sheet under the caption “Note payable - related party”.

       The Company advanced funds to one shareholder during 2002. Interest was provided on the note at 7%. The note was due on February 19, 2003. On January 1, 2003 The Company redeemed 1,512 shares of common stock as repayment for the outstanding balance of $23,266 on the note.

               The Company leases land from the major stockholders. The total amount of the lease payment amounted to $24,000 and $2,400 for the years ended December 31, 2004 and 2003, respectively.

Note 4. CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances with one financial institution and one brokerage account. The cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 and the money market account through the brokerage account is insured by the Securities Investor Protection Corporation (SIPC) up to $100,000. At December 31, 2004 and 2003 the Company’s uninsured cash balances totaled $824,842 and $912,713, respectively.

Note 5. SUBSEQUENT EVENTS

On November 8, 2004 the Company entered into an agreement to sell certain assets of the Company to Great American Family Parks, Inc. for a total selling price of $700,000. The sale is expected to close in March or April 2005.

Great American Family Parks, Inc. and Subsidiary

Combined Pro-Forma Statements

The summary financial data set forth below has been derived from our audited and unaudited financial statements included in this prospectus.

The following pages contain selected financial information related to (a) the parent corporation Great American Family Parks, Inc.,), (b) our subsidiary Wild Animal Safari, Inc., (which contains the assets we acquired from Ron Snider & Associates, Inc. on June 13, 2005), and (c) pro forma combined condensed statement of operations as if the assets of Ron Snider & Associates had been acquired as of January 1, 2004. For a more detailed discussion of the businesses and the acquisitions you should refer to the overview section in Management's Discussion and Analysis.

Great American Family Parks, Inc. and Subsidiaries
Pro-Forma Statements of Operations - by Division
For the Year Ended December 31, 2004 (stated in 1,000's)

	GAFP	Theme		Adjust-	Combined
	& Subs	Park		ments

SALES	$4,610	$1,754			$6,364

COST OF SALES	4,021	629			4,650

Gross Profit	589	1,125			1,714

EXPENSES

Administrative	716	264	(3)	80	1,060
Depreciation	101	72	(1)	6	179
Interest	52	35	(2)	141	228
	869	371			1,467

NET PROFIT (LOSS) -before income tax	$(280)	$754			$247

PROVISION OF INCOME TAX -					84

NET PROFIT					$163

INCOME PER SHARE					-

Great American Family Parks, Inc. and Subsidiaries
Pro-Forma Statements of Operations - by Division - unaudited
For the Nine Months Ended September 30, 2005 (stated in 1,000's)

	GAFP	Theme		Adjust-	Combined
	& Subs	Park		ments

SALES	$5,269	$802			$6,071

COST OF SALES	4,252	290			4,542

Gross Profit	1,017	512			1,529

EXPENSES

Administrative	1,240	133			1,373
Depreciation	115	14	(1)	25	154
Interest	90	15	(2)	73	178
Penalty for extended closing	62	-			62
	1,507	162			1,767

NET PROFIT (LOSS) -before income tax	$(490)	$350			$(238)

PROVISION OF INCOME TAX -
Deferred tax asset					81

NET LOSS					$(157)

INCOME (LOSS) PER SHARE					-

Explanation of Adjustments

(1) Amount to increase depreciation on depreciable assets purchased for $2,778,500 - depreciation life 7 to 39yrs - one year $78,000 - one half year $39,000

(2) Amount to increase interest on debt assumed for the purchase of the theme park - loan amount of $2,350,000 at 7.5%

(3) Administrative - salaries for four additional administrative personnel

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

In February 2005, Great American Family Parks, Inc. (“Registrant”) and Aronson & Co. (“Aronson”) reached a mutual verbal agreement whereby Aronson & Co. would no longer serve as auditor for the 2003 fiscal year for the Registrant or its wholly-owned subsidiary, Crossroads Convenience Center, LLC. Aronson had previously issued a report on the financial statement of Crossroads Convenience Center, LLC as of and for the years ended December 31, 2002 and 2001. This decision was recommended and approved by Registrant’s Board of Directors.

During the two fiscal years ended December 31, 2002 and 2001, and through February 2005, (i) there were no disagreements between Registrant and Aronson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Aronson would have caused Aronson to make reference to the matter in its reports on Registrant’s financial statements, and (ii) Aronson’s reports on Registrant’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2002 and 2001 and through February, 2005, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B, except that the Company did not provide sufficient documentation to support the accounting for the distribution of the stock of Great American Family Parks, Inc. The absence of such documentation would have resulted in the auditor’s report, had such report been issued, to refer to a limitation in the scope of their audit.

On February 7, 2005, Registrant engaged the firm of Madsen & Associates to serve as its independent registered public accountants for the fiscal year ending December 31, 2003.

During the two fiscal years ended December 31, 2004 and 2003, and through February 2005, the Company has not consulted with Madsen & Associates, LLC regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrants’ financial statements, and neither a written report was provided to Madsen & Associates nor oral advice was provided that Madsen & Associates concluded was an important factor considered by Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-B.